Exhibit 10.1
EXECUTION COPY

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

MASTER LICENSE AGREEMENT
This MASTER LICENSE AGREEMENT (“Master License Agreement”), dated September 11, 2024 (the “Effective Date”), is made by and between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation (“Columbia”), and SCHRÖDINGER, LLC (“Schrödinger”), a Delaware limited liability company.
RECITALS
A.    Since 1994, Columbia and Schrödinger have entered into various license agreements pursuant to which Columbia has licensed to Schrödinger the right (i) to incorporate the technology underlying various Columbia-owned intellectual property into Schrödinger’s proprietary software and (ii) to exploit Schrödinger’s proprietary software, including to perform services for the benefit of Third Parties.
B.    The parties now desire to streamline the basis on which the royalties payable in connection with the previously licensed technology are calculated, to modify certain terms of the existing license agreements and to create a single Master License Agreement that, from and after the Effective Date, will govern all of the intellectual property licensed from Columbia to Schrödinger prior to and after the Effective Date thereunder.
NOW, THEREFORE, the parties agree as follows:
1.    Amendment and Restatement of Prior License Agreements. Schrödinger and Columbia hereby agree that, effective as of the Effective Date, the terms of the Prior License Agreements are hereby amended and restated in their entirety as set forth in this Master License Agreement, and the Prior License Agreements shall be of no further force or effect from and after the Effective Date, provided that (a) nothing herein shall affect the rights of the parties under the Prior License Agreements with respect to periods prior to the Effective Date, all of which shall survive in accordance with their terms, and (b) each Prior License Agreement shall remain in full force and effect, as such Prior License Agreement existed on the day prior to the Effective Date (i.e., without amendment by this Master License Agreement), with respect to any Services Agreement (as defined in such Prior License Agreement) entered into under such Prior License Agreement before the Effective Date.
2.    Definitions. In addition to the other terms defined throughout this Master License Agreement, the following terms used in this Master License Agreement will have the following meanings:
a.    “Affiliate” shall mean any entity controlled by, controlling, or under common control with a party, where “control” means the ownership, directly or indirectly, of fifty percent (50%) or more of the voting powers of the shares entitled to vote for the election of such entity’s directors or other governing authority.
b.    “Columbia Improvements” shall, on a License Schedule-by-License Schedule basis, have the meaning set forth in such License Schedule.
c.    “Cover”, “Covered By” or “Covering” shall mean, with respect to a particular product, that the act of making, using, licensing, offering to license, selling, offering to sell, importing, exporting, distributing, leasing or renting such product, if done without a license from Columbia under this Master License Agreement, would infringe at least one claim of either (i) an issued and unexpired patent owned by Columbia that has not lapsed or been revoked or abandoned or been held invalid or unenforceable by a final decision of a court or governmental or supra-governmental agency of competent jurisdiction in an unappealed (within the time allowed for appeal) or unappealable decision in the country in which such patent issued, and which has not been disclaimed, denied, or admitted to be invalid or unenforceable through reissue, reexamination, or disclaimer or otherwise or (ii) a pending patent application owned by Columbia; provided that, for any patent application licensed by Columbia to Schrödinger hereunder after the Effective Date (each, a “Post Effective Date Patent Application”), such application has not been pending for longer than [**] from the date of filing of such application in a national patent office (each of the claims referenced in (i) and (ii), a “Valid Claim”). The [**] period in (ii) shall be calculated from the date of filing of the applicable application, whether such application is the original parent or a re-filed, divisional, continuation, or continuation-in-part application. Notwithstanding the foregoing, (x) if a Post Effective Date Patent Application licensed to Schrödinger hereunder issues after pending for more than the aforementioned [**] period, then Schrödinger shall pay Columbia the full patent Royalty Rate (if applicable) for such patent from the date of issuance of the patent to the date of expiration or invalidation of the patent.
d.    “Development Candidate Stage” shall mean, with respect to a given Services Project, the filing of an Investigational New Drug Application for a compound developed under such Services Project.
e.    “Documentation” shall mean any written or electronic material relating to the Licensed Software. Any Documentation delivered to Schrödinger hereunder with respect to the Licensed Software shall be listed in the applicable License Schedule.
f.    “End User” shall mean an entity that is party to a valid license agreement with Schrödinger to use a Licensed Product (typically Schrödinger’s customers), as well as the individuals permitted under such agreement to use a Licensed Product (typically the customer’s employees, consultants, and other agents). For the avoidance of doubt, a Third Party escrow agent which receives a copy of any Licensed Product in Source Code Form for purposes of holding that Licensed Product in escrow on Schrödinger’s behalf, pending the occurrence of certain release conditions, shall not be considered an End User for purposes of this Master License Agreement even if such Third Party escrow agent is given the right to use the Licensed Product in connection with its provision of escrow services to Schrödinger. In addition, Schrödinger will be deemed to be an End User to the extent Schrödinger is conducting a project, either alone or with, for, or through any of its Affiliates or one or more Third Parties, via Limited Access to one or more Licensed Products.
g.     “Field” shall mean any and all fields of use and applications.
h.    “Gross Revenues” shall mean (a) all consideration, including fees or other payments, invoiced to any Third Party by Schrödinger and Affiliates of Schrödinger or received by Schrödinger and Affiliates of Schrödinger from any Third Party (but, for clarity, consideration both invoiced and received will not be counted twice) for licensing, selling, leasing, or renting any Licensed Product to such Third Party and (b) with respect to projects conducted by Schrödinger, either alone or with, for, or through any of its Affiliates or one or more Third Parties, via Limited Access to one or more Licensed Products, the fair market value of such Licensed Products used by Schrödinger to conduct such projects (calculated as though a Third Party were conducting such projects and licensing such Licensed Products from Schrödinger to conduct such projects); provided, however, that fees or other payments invoiced by Schrödinger in connection with licensing, selling, leasing, or renting any Licensed Product to Columbia shall not constitute Gross Revenues; and provided further that Services Project Income, if any, shall not constitute Gross Revenues. Furthermore, Gross Revenues does not include customary discounts actually given; amounts allowed or credited due to returns; excise, sales and use taxes, to the extent included in the amounts invoiced; bad debt; and charges for transportation and delivery actually incurred.
In the event that a Licensed Product is sold together with other products (such sale, a “Multiple Product Sale”) for a single aggregate license fee (a “Multiple Product License Fee”), Gross Revenues with respect to that Licensed Product shall mean the [**].
By way of example only and without limiting the foregoing, [**].

i.    “Intellectual Property Rights” shall mean any and all intellectual property rights, including but not limited to copyrights, patent rights, and trade secret rights, now or hereafter recognized in any jurisdiction in the world.
j.    “Investigational New Drug Application” shall mean any Investigational New Drug application filed with the United States Food and Drug Administration pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any supplements or amendments thereto, or any comparable filing necessary to commence human clinical trials outside the United States (such as a Clinical Trial Application in the countries that are officially recognized as member states of the European Union).
k.    “Licensed Material” shall mean, with respect to each License Schedule (as defined below), the Licensed Software and Documentation specified in such License Schedule, taken together, which have been provided by Columbia to Schrödinger in connection with any Prior License Agreement or are provided by Columbia to Schrödinger in connection with this Master License Agreement.
l.    “Licensed Patent” or “Licensed Patents” shall mean, with respect to each License Schedule, all patent rights (if any) Covering any Licensed Software or Documentation described in the License Schedule, which patents and patent applications are listed in the License Schedule, including (i) all substitutions, continuations, divisions, and renewals thereof, and all letters patent granted on any of the foregoing (including on any of the patent applications listed in the License Schedule); (ii) all claims of continuations-in-part applications that claim priority to the United States patent applications listed in the License Schedule, but only where such claims are directed to inventions disclosed in the manner provided in the first paragraph of 35 U.S.C. Section 112 in the United States patent applications listed in the License Schedule, and such claims in any patents issuing from such continuation-in-part applications; (iii) any and all foreign patent applications, foreign patents or related foreign patent documents that claim priority to the patents and/or patent applications listed in the License Schedule; and (iv) all reissues, re-examinations and extensions thereof.
m.    “Licensed Product” shall mean, with respect to each License Schedule, any product which (A) contains, includes or incorporates all or any part of the Licensed Software specified in the License Schedule, (B) is Covered By a Licensed Patent (and does not contain, include or incorporate all or any part of any License Software specified in any License Schedule) or (C) contains, includes or incorporates all or any part of the Licensed Software specified in the License Schedule and is Covered By a Licensed Patent, unless otherwise expressly set forth in such License Schedule. For clarification purposes, any chemical structures (e.g., compositions of matter), data, or any other information or outputs created or generated as a result of the use of any Licensed Software or the practice of any claims in a Licensed Patent (and which are not expressly claimed in any of the Valid Claims of a Licensed Patent) shall not be considered a Licensed Product.
n.    “Licensed Software” shall mean, with respect to each License Schedule, the software, in Source Code Form and Object Code Form, identified in the License Schedule.
o.    “Licensed Product Royalty Rate” shall mean [**] percent ([**]%), unless adjusted for a Challenge in accordance with Section 9.b or otherwise agreed to in writing by the Parties.
p.    “Limited Access” shall mean, with respect to a given Licensed Product, that such Licensed Product is only permitted to be run on a specified number of computer processors at any given time.
q.    “Object Code Form” shall mean computer programming code that is in binary form, and directly executable by a computer.

r.    “Prior License Agreements” shall mean the license agreements (including all amendments thereto) between Columbia and Schrödinger which were executed prior to the Effective Date, as listed on Exhibit A hereto.
s.    “Royalty Payment Term” shall mean the period beginning on the Effective Date and ending, on a Licensed Product-by-Licensed Product basis, (a) with respect to each Licensed Product that incorporates any Licensed Software identified on a License Schedule as of the Effective Date (including any updates and bug fixes thereto), twenty (20) years after the Effective Date and (b) with respect to each Licensed Product that incorporates any Licensed Software added to this Master License Agreement after the Effective Date (for the avoidance of doubt, excluding any updates or bug fixes to any Licensed Software referenced in subsection (a)), twenty (20) years after such addition of such Licensed Software
Furthermore, on a Licensed Product-by-Licensed Product basis, if Schrödinger, in its sole discretion, chooses to incorporate into such Licensed Product any Columbia Improvement that is not an update or bug fix to any Licensed Software referenced in subsection (a) or (b) above), the Royalty Payment Term for such Licensed Product shall be extended for an additional ten (10) years per Columbia Improvement incorporated by Schrödinger into such Licensed Product, each extension to apply consecutively upon the expiration of the preceding initial or extended Royalty Payment Term for such Licensed Product. For the sake of clarity, an extension of the Royalty Payment Term for the Licensed Product Royalties owed for a given Licensed Product will not automatically trigger an extension of the Royalty Payment Term for any Services Project Income if Schrodinger chooses not to use such Licensed Product to perform services under its Services Agreements.
On a Licensed Product-by-Licensed Product basis, if Schrödinger earns Gross Revenues or Services Project Income with respect to such Licensed Product during the Royalty Payment Term for such Licensed Product, then Schrödinger will be obligated to pay to Columbia the royalties owed on such Gross Revenues or Services Project Income, even if Schrödinger does not invoice or receive such Gross Revenues or Services Project Income until after the expiration of such Royalty Payment Term.
t.    “Royalty Rate” shall mean, as applicable, the Licensed Product Royalty Rate and/or Services Project Royalty Rate.
u.    “Schrödinger Improvements” shall mean the modifications, derivations, improvements and corrections to any of the Licensed Software developed by employees, agents or independent contractors of Schrödinger or its Affiliates after the Effective Date.
v.    “Services Project” shall mean any project that is conducted by Schrödinger, either alone or with, for, or through any of its Affiliates or one or more Third Parties, via Unlimited Access to one or more Licensed Products.
w.    “Services Project Deductions” shall mean all external costs and expenses incurred by Schrödinger or any of its Affiliates in conducting bona fide research and development activities under a Services Project (including, without limitation, all external costs and expenses incurred by Schrödinger or any of its Affiliates for the manufacture or purchase of inventory for such research and development), except to the extent such costs and expenses are reimbursed.
x.    “Services Project Income” shall mean, with respect to any Services Project, any consideration to the extent received by Schrödinger or any of its Affiliates in consideration for a Services Project. Services Project Income includes, but is not limited to, equity and income received from any Third Party in the form of license issue fees, upfronts, milestone payments, royalties, profit share amounts, sublicense revenue, and the like, but excludes (i) any reimbursement of patent prosecution, maintenance, defense, or enforcement expenses actually incurred by Schrödinger or any of its Affiliates for the applicable Services Project or (ii) any purchase price for Schrödinger’s or any of its Affiliates’ stock or other securities to the extent not in excess of the fair market value of such stock or other securities. With respect to any Services Project conducted by Schrödinger, either alone or with, for, or through any of its Affiliates, for which consideration is not received, Services Project Income shall be the fair market value of such Service Project calculated as though it were provided for a Third Party.
y.    “Services Project Royalty Rate” shall mean, unless adjusted for a Challenge in accordance with Section 9.b or otherwise agreed to in writing by the Parties, (i) [**] percent ([**]%) for Services Project Income owed to Schrödinger as a result of activities conducted or events occurring before and until the achievement of Development Candidate Stage for the applicable Services Project (e.g., a milestone payment triggered by the [**]), and (ii) [**] percent ([**]%) for Services Project Income earned by Schrödinger as a result of activities conducted or events occurring after the achievement of Development Candidate Stage for the applicable Services Project (e.g., a milestone payment triggered by the [**]).
z.    “Source Code Form” shall mean computer programming code other than in Object Code Form. Source Code Form includes code that may be displayed in a form readable and understandable by a programmer of ordinary skill, as well as any enhancements, corrections and documentation related thereto, and all related source code level system documentation, comments, procedural code (such as job control language), and explanatory materials.
aa.    “Territory” shall mean worldwide.
bb.    “Third Party” shall mean any entity or person other than Schrödinger, its Affiliates, or Columbia.
cc.    “Unlimited Access” shall mean, with respect to a given Licensed Product, that there is no limit on the number of computer processors on which such Licensed Product is permitted to run at any given time.
3.    License Schedules. Each item of Licensed Software that Columbia licenses to Schrödinger under this Master License Agreement shall be described in a separate schedule attached to this Master License Agreement (each, a “License Schedule”). Each License Schedule will set forth, at a minimum, the following information: any defined terms that are specific to the applicable Licensed Software or such License Schedule, and any other obligations applicable to the Licensed Software specified therein. Each License Schedule shall be incorporated into and governed by the terms and conditions of this Master License Agreement. If there is a conflict between the terms of this Master License Agreement and the terms of a License Schedule, the terms of this Master License Agreement shall control, but only to the extent of the conflict. The parties acknowledge and agree that, as of the Effective Date, Columbia has licensed to Schrödinger, and Schrödinger has accepted a license to, each item of Licensed Software described in License Schedules #1-7. If, after the Effective Date, Schrödinger desires to license from Columbia, and Columbia is willing to grant Schrödinger a license to, any additional Licensed Software, the terms governing such Licensed Software will be set forth in a new, sequentially numbered License Schedule, which will be added to this Master License Agreement via a written amendment executed by the parties.
4.    License Grants.
a.    Grant of Rights. Except as explicitly set out in an applicable License Schedule, Columbia hereby grants to Schrödinger and its Affiliates, upon and subject to all the terms and conditions of this Master License Agreement, a worldwide, perpetual, sublicensable, exclusive (including as to Columbia, subject to Sections 4.c and 8) license in the Field:

(1)    To reproduce, modify, distribute, and perform and display, publicly or otherwise, the Licensed Software in the Territory in connection with:
(A)    Developing, marketing, licensing, selling, distributing and otherwise commercially exploiting the Licensed Products, Licensed Software and/or Documentation, in the Field throughout the Territory; provided, however, that, with respect to distribution, only the Object Code Form of the Licensed Software may be distributed to End Users (other than Schrödinger and its employees, consultants, and agents working under Schrödinger’s direction); further provided that, should Schrödinger desire to distribute the Source Code Form of any portion of the Licensed Software to an End User (other than Schrödinger and its employees, consultants, and agents working under Schrödinger’s direction) (such a transaction, a “Source Code Transaction”), Schrödinger shall give Columbia written notice (containing a reasonable summary of terms) thereof and obtain Columbia’s prior written approval therefor, which approval shall not be unreasonably withheld or delayed; and further provided that, should Schrödinger fail to receive a written response from Columbia (containing reasonable detail regarding Columbia’s reason for denying such request, if such written response consists of a denial of approval) within [**] following Schrödinger’s delivery of the foregoing notice, the Source Code Transaction will be deemed approved; and further provided that Schrödinger shall be permitted to provide and sublicense the Licensed Software, in Source Code Form and Object Code Form, to those of its agents and independent contractors retained to develop and maintain the Licensed Products, it being understood that the Source Code Transaction procedures would not apply in this instance, so long as access and use by such agents and independent contractors are subject to confidentiality obligations, and Columbia is informed, in the next following royalty report, of the identity of each such agent or independent contractor;
(B)    Performing activities under any Services Project;
(C)    Conducting scientific or technical research; and
(D)    Back-up and disaster recovery; and
(2)    To make, have made, use, license, import, distribute, sell and otherwise commercially exploit the Licensed Products in the Territory, and to practice the Licensed Patents in the Field to the end of their term, unless sooner terminated according to the terms of this Master License Agreement (collectively, ((1) and (2)), the “License”).
b.    U.S. Government Agencies. If the End User is an agency of the United States government, Schrödinger shall grant such agency only “restricted rights” or “limited rights” (as defined in the applicable Federal Acquisition Regulations) to the Licensed Software, and Schrödinger shall take all actions reasonably necessary to protect Columbia’s rights and interest in the Licensed Software in accordance with such regulations and successor regulations including, but not limited to, the placement of appropriate legends on the Licensed Software distributed by Schrödinger.
c.    Government Rights. All rights and licenses granted by Columbia to Schrödinger and its Affiliates under this Master License Agreement are subject to (i) any limitations imposed by the terms of any government grant, government contract or government cooperative agreement applicable to the technology that is the subject of this Master License Agreement, and/or (ii) applicable requirements of 35 U.S.C. Sections 200 et seq., as amended, and implementing regulations and policies. Without limitation of the foregoing, Schrödinger agrees that, to the extent required under 35 U.S.C. Section 204, any Licensed Product used, sold, distributed, rented or leased by Schrödinger and its Affiliates in the United States will be manufactured substantially in the United States. In addition, Schrödinger agrees that, to the extent required under 35 U.S.C. Section 202(c)(4), the United States government is granted a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States any Licensed Patent throughout the world.

d.    Reservation of Rights. All rights not specifically granted herein are reserved to Columbia. Except as expressly provided by this Master License Agreement, no right or license is granted (by implication or estoppel) by Columbia to Schrödinger or its Affiliates under any tangible or intangible rights, including any Intellectual Property Rights.
5.    Ownership.
a.    Columbia Property. The parties acknowledge and agree that (i) Columbia owns and shall own all right, title and interest in and to the Licensed Material and its associated Intellectual Property Rights (collectively, the “Columbia Property”); and (ii) other than the licenses expressly granted by this Master License Agreement, Schrödinger shall not receive or claim any ownership interest in any Columbia Property or portion thereof.
b.    Schrödinger Property. Without limiting Section 5.a, the parties acknowledge and agree that, as between Columbia and Schrödinger, Schrödinger owns and shall own all right, title and interest in and to the Licensed Products and Schrödinger Improvements, and their associated Intellectual Property Rights (collectively, “Schrödinger Property”).
c.    Security. Schrödinger shall take commercially reasonable steps to protect the Licensed Software from unauthorized access. Such steps shall include, but not be limited to, imposing password restrictions on use of the Licensed Software, securing Schrödinger’s network on which such Licensed Software resides from outside intrusion, taking reasonable steps to prevent the making of unauthorized copies of the Licensed Software, and taking reasonable steps to administer and monitor use of the Licensed Software.
d.    Reporting. Schrödinger shall promptly report to Columbia any actual or suspected violation of this Section 5, and shall take such further steps as may reasonably be requested by Columbia to prevent or remedy any such violation.
e.    Relief. Schrödinger agrees and acknowledges that the Licensed Material contains proprietary information of Columbia that has been developed with great effort by its investigators, researchers and/or employees. Because unauthorized use or transfer of the Licensed Material may diminish substantially its value, and may irreparably harm Columbia and may not be susceptible to cure by the payment of monetary damages, if Schrödinger breaches the provisions of Sections 4 or 5 of this Master License Agreement, Columbia shall be entitled to seek injunctive and/or other equitable relief, in addition to other remedies afforded by law, to prevent or restrain a breach of Sections 4 or 5 of this Master License Agreement.
6.    No Maintenance. It is understood that Columbia will provide no maintenance or installation services of any kind hereunder. Columbia may, in its sole discretion, use reasonable efforts to assist Schrödinger in correcting errors in the Licensed Software brought to Columbia’s attention by Schrödinger; provided, however, that Columbia will not be considered in breach of this Master License Agreement if it either is unable to do so after reasonable efforts or elects not to do so.
7.    Licensing of Software by Schrödinger. Schrödinger shall cause its agreements with End Users (other than Schrödinger and its employees, consultants, and other agents) pursuant to which Schrödinger agrees to license or maintain a Licensed Product for such End Users to include the following:
a.    A provision for the protection of the confidentiality of the Licensed Material provided to the End User requiring protections of at least the same scope as required under Section 11 hereof; it being understood that this obligation shall be satisfied by prohibiting the disclosure of the Licensed Products to non-End Users;

b.    A disclaimer that is substantially equivalent to that set forth in subsections a. and b. of Section 13 hereof; and
c.    A statement that Columbia shall not be required pursuant to such agreement to provide any maintenance or installation or support services of any kind, whatsoever.
d.    Columbia agrees that the standard Schrödinger End User License Agreement that is in effect on the Effective Date, a copy of which is attached hereto as Exhibit B, complies with the requirements of this Section 7.
8.    Reservation of Rights for Research Purposes: Freedom of Publication.
a.    Columbia reserves the right to practice and use the Licensed Patents, Licensed Software and Documentation solely for non-commercial academic research and non-commercial educational purposes and to permit other institutions or individuals working at such institutions to practice and use such Licensed Patents, Licensed Software and Documentation solely for non-commercial academic research and non-commercial educational purposes. Columbia shall obtain from all such entities or individuals who are given permission to practice and use such Licensed Patents, Licensed Software and Documentation an agreement in writing to limit such use solely to non-commercial academic research and non-commercial educational purposes and shall inform Schrödinger of the identity of all such entities and individuals.
b.    Schrödinger acknowledges that Columbia is dedicated to free scholarly exchange and to public dissemination of the results of its scholarly activities. Columbia and its faculty and employees shall have the right to publish, disseminate or otherwise disclose any of their own information relating to their respective research activities, including information related to the Licensed Software; provided however that Columbia shall, and shall cause its faculty and employees to, notify Schrödinger of their intent to publish or disclose any of the Licensed Software in Source Code Form at least [**] prior to the date of proposed publication or disclosure. Columbia agrees to consider, in good faith and acting reasonably, any request by Schrödinger to delay or modify the proposed publication or disclosure of the Licensed Software in Source Code Form as it relates to Schrödinger’s commercial goals. However, as between the parties, Columbia shall have final decision-making authority as to whether and what to publish and/or disclose.
9.    Fees, Royalties and Payment.
a.    Subject to the remainder of this Section 9, Schrödinger shall pay Columbia royalties as provided below:
(1)    Licensed Product Royalties. Schrödinger shall pay Columbia “Licensed Product Royalties,” which will be calculated by multiplying the Licensed Product Royalty Rate by Gross Revenues. In pricing Multiple Product Sales, Schrödinger shall not engage in bad faith actions intended to avoid its obligations under this Section 9 or to reduce the Licensed Product Royalties.
(2)    Services Project Royalties. Schrödinger shall pay Columbia “Services Project Royalties,” which will be calculated by multiplying Services Project Income, minus Services Project Deductions, by the applicable Services Project Royalty Rate. By way of example and not limitation, [**]
b.    Royalty Rate Adjustment on Challenge.
(1)    In the event Schrödinger (or any entity or person acting on its behalf) initiates any proceeding or otherwise asserts any claim against Columbia challenging the validity or enforceability of any

Licensed Patent in any court, administrative agency or other forum (“Challenge”), all Royalty Rates that are directly related to the challenged Licensed Patent shall be automatically [**] during the pendency of such Challenge. The parties acknowledge that this Section 9.b shall not apply to the situation in which Schrödinger is alleged by Columbia to have exceeded the scope of the rights licensed under this Master License Agreement, and Schrödinger (or any entity or person acting on its behalf) raises challenges to the validity, enforceability or scope of such Licensed Patent in its defense.
(2)    In the event at least one claim of a Licensed Patent that is subject to a Challenge survives the Challenge by not being found invalid or unenforceable, regardless of whether the claim is amended as part of the Challenge, all Royalty Rates that are directly related to the challenged Licensed Patent shall be automatically [**] on and after the date of such finding for the remaining term of this Master License Agreement.
(3)    Schrödinger acknowledges and agrees that any payments made under this Section 9.b shall be nonrefundable and non-recoverable for any reason whatsoever.
c.    Non-Monetary Consideration. If Schrödinger receives Services Project Income in the form of equity securities (e.g., shares of common stock, shares of preferred stock or other equity interests) from a Third Party (“Services Project Securities”), Schrödinger will notify Columbia upon receipt of such Services Project Securities. If and when such Services Project Securities may be transferred to Columbia under applicable state and federal securities laws, Schrödinger shall transfer, assign or otherwise cause to be delivered to Columbia a number of such Services Project Securities equal to the applicable Services Project Royalty Rate multiplied by the total number of such Services Project Securities received by, or otherwise payable to, Schrödinger as Services Project Income (such transfer, assignment or other delivery, the “Services Project Securities Transfer,” and such Services Project Securities to be transferred to Columbia, the “Columbia Services Project Securities”). Until such time as the Services Project Securities Transfer is completed, (1) Schrödinger shall own all of the Services Project Securities and (2) if Schrödinger receives cash as a result of owning any of the Services Project Securities, whether on account of a dividend, distribution, sale or otherwise, Schrödinger shall in accordance with Section 10, report and pay to Columbia a portion of any such proceeds that is equal to the applicable Services Project Royalty Rate multiplied by such amount received in cash on account of any such Services Project Securities. By way of example only, [**]. To the extent applicable, Schrödinger will include the number of applicable equity securities in each quarterly report to Columbia, along with the value of such equity (to the extent available to Schrödinger). If Schrödinger receives Gross Revenues (as defined in Section 2.h(a)) in the form of non-cash consideration, or if Schrödinger receives Services Project Income in the form of non-cash consideration other than equity securities, including, without limitation, any such non-cash consideration received prior to the transfer to Columbia of all of the Columbia Services Project Securities, whether on account of a dividend, distribution, sale or otherwise, in respect of the Services Project Securities, then Schrödinger will notify Columbia upon receipt of such non-cash consideration and pay Columbia a royalty (at the applicable Royalty Rate) based on the fair market value of such non-monetary consideration. Any non-cash consideration in the form of equity securities received in respect of the Services Project Securities prior to the transfer to Columbia of all of the Columbia Services Project Securities will be included in, and treated as, additional Services Project Securities, subject to the provisions of this Section.
d.    Royalty Payment Term.
(1)    Schrödinger’s obligation to pay Licensed Product Royalties and Services Project Royalties shall only apply to Gross Revenues and Services Project Income earned during the applicable Royalty Payment Term. However, royalty payment obligations that accrue during the Royalty Payment Term survive. For example, if Schrödinger performs a Services Project during an applicable Royalty Payment Term, but receives Services Project Income for such services after the end of such Royalty Payment Term, Schrödinger must pay the applicable Services Project Royalty upon receiving such Services Project Income. This paragraph shall survive termination of this Agreement.

(2)    If all License Schedules that are applicable to a particular Licensed Product expire or are terminated prior to the end of the Royalty Payment Term for such Licensed Product, then Schrödinger shall not be obliged to pay royalties on Gross Revenues of such Licensed Product which accrue after the expiration or termination of the License Schedule, other than as specified in Section 20.f.(2).
(3)    If all License Schedules that are applicable to all Licensed Products that are used in a Services Project expire or are terminated prior to the end of the Royalty Payment Terms for such Licensed Products, then Schrödinger shall not be obligated to pay royalties on Services Project Income for such Services Project which accrue after the expiration or termination of the License Schedule, other than as specified in Section 20.f.(2).
(4)    For clarification purposes, following completion of the Royalty Payment Term for a given Licensed Product, Schrödinger shall be free to use the Licensed Materials with respect to such Licensed Product without any further obligation to Columbia.
10.    Reports and Payments.
a.    Within [**] after the first business day of each calendar quarter of this Master License Agreement, Schrödinger shall submit to Columbia a written report with respect to the preceding calendar quarter (the “Payment Report”) stating:
(1)    Gross Revenues and Services Project Income received by Schrödinger during such quarter, together with detailed information sufficient to permit Columbia to verify the accuracy of reported Gross Revenues and Services Project Income, including, as applicable, Licensed Product name, date of transaction, name of customer, transaction number (if applicable) and country of sale; and
(2)    A calculation under Section 9 of the Licensed Product Royalties and Services Project Royalties due to Columbia, making reference to the applicable subsection thereof;
b.     Simultaneously with the submission of each Payment Report, Schrödinger shall make payments to Columbia of the amounts due for the calendar quarter covered by the Payment Report. Payment shall be by check payable to The Trustees of Columbia University in the City of New York and sent to the following address:
The Trustees of Columbia University in the City of New York
Columbia Innovation Enterprises – Finance
[**]
or to such other address as Columbia may specify by notice hereunder, or, if requested by Columbia, by wire transfer of immediately available funds by Schrödinger to:
[**]

or to such other bank and account identified by notice to Schrödinger by Columbia. Schrödinger is required to send the quarterly royalty statement whether or not royalty payments are due.
c.    Within [**] after the date of termination or expiration of this Master License Agreement, Schrödinger shall pay Columbia any and all amounts that are due pursuant to this Master License Agreement as of the date of such termination or expiration, together with a Payment Report for such payment in accordance with

Section 10.a hereof, except that such Payment Report shall cover the period from the end of the last calendar quarter prior to termination or expiration to the date of termination or expiration.
d.    With respect to revenues obtained by Schrödinger in foreign countries, Schrödinger shall make royalty payments to Columbia in the United States in United States dollars. Royalty payments for transactions outside the United States in a currency other than United States dollars shall be converted to United States dollars in a manner consistent with Schrödinger’s normal practices used to prepare its audited financial statements for internal and external reporting purposes. Any and all loss of exchange value, taxes, or other expenses incurred in the transfer or conversion of foreign currency into U.S. dollars, and any income, remittance, or other taxes on such royalties required to be withheld at the source shall be the exclusive responsibility of Schrödinger, and shall not be used to decrease the amount of royalties due to Columbia. None of the foregoing prohibited deductions shall be construed to be a permissible deduction within the definition of offsets.
e.    Schrödinger shall maintain usual books of account and records showing its actions under this Master License Agreement sufficient to determine Schrödinger’s compliance with its obligations hereunder. Upon reasonable notice, but not more than [**], Columbia may have an independent certified public accountant or independent auditor and an attorney (each acceptable to Schrödinger in its reasonable judgment) inspect and copy such books and records for purposes of verifying the accuracy of the amounts paid under this Master License Agreement. The review may cover a period of not more than [**] before the first day of the calendar quarter in which the review is requested. In the event that such review shows that Schrödinger has underpaid Licensed Product Royalties by [**] percent ([**]%) or more of the aggregate amount that should have been paid to Columbia for a [**] period (e.g., [**]), Schrödinger shall pay, within [**] after demand by Columbia, the reasonable costs and expenses of such review (including the reasonable fees charged by Columbia’s accountant and attorney involved in the review), in addition to amount of any underpayment and any interest thereon. Schrödinger agrees to cooperate fully with Columbia’s accountant’s or auditor’s and attorney’s reasonable requests in connection with any such review. During the review, Schrödinger shall provide Columbia’s accountant or auditor and attorney with all information reasonably requested and necessary to carry out the review, including, without limitation and to the extent applicable, information relating to sales and licenses, inventory, manufacturing, purchasing, transfer records, customer lists, invoices, purchase orders, sales orders, shipping documentation, Third Party royalty reports, cost information, pricing policies, and agreements with Third Parties.
f.    Notwithstanding anything to the contrary in this Master License Agreement, and without limiting any of Columbia’s rights and remedies hereunder, any payment by Schrödinger required hereunder that is made late (including unpaid portions of amounts due) shall bear simple interest at the rate of [**]% per annum or the maximum rate permitted by applicable law, whichever is less.
11.    Confidentiality.
a.    Except as otherwise provided for in this Master License Agreement or to exercise Schrödinger’s rights or perform Schrödinger’s obligations under this Agreement (including to the extent necessary or reasonably useful to discover, develop, manufacture, use, sell, have sold, distribute, commercially exploit, rent or lease Licensed Products), Schrödinger shall treat the Licensed Patents and the Licensed Software in Source Code Form disclosed hereunder as confidential, and shall not disclose or distribute the same to any Third Party, or use for any purpose, without Columbia’s written permission. Except as otherwise provided for in this Master License Agreement or to the extent required to verify the payments made by Schrödinger hereunder, Columbia shall treat any information about Schrödinger’s sales, financial results, customers, product pricing, product development, release dates, and marketing plans that may be disclosed to Columbia hereunder as confidential, and shall not disclose, distribute or use the same for any purpose, without Schrödinger’s written permission.

b.    The obligations of confidentiality under this Section 11 do not apply to any of disclosing party’s confidential information that the receiving party can demonstrate:
(1)    Was known to the receiving party prior to receipt thereof from the disclosing party;
(2)    Was or becomes a matter of public information or publicly available through no wrongful act or failure to act on the part of the receiving party;
(3)    Is acquired without any obligation of confidentiality by the receiving party from a Third Party entitled to disclose it to the receiving party; or
(4)    The receiving party discovers or develops independently without reference to or use of disclosing party’s confidential information, as evidenced by contemporaneous written records.
12.    Representations and Warranties. Columbia represents and warrants to Schrödinger that, as of the Effective Date, (i) all of the listed inventors of the Licensed Patents have assigned all of their rights and interests to Columbia, (ii) the Licensed Patents (if any) Covering the Licensed Software are not currently subject to any challenge as to validity or enforceability in a proceeding before the U.S. Patent and Trademark Office or U.S. or foreign court, (iii) to the knowledge of Columbia’s office of Columbia Technology Ventures, Schrödinger’s exercise of its rights granted under this Master License Agreement does not conflict with any written agreement to which Columbia is a party or is otherwise bound and (iv) to the knowledge of the officers of Columbia’s office of the General Counsel and Columbia Technology Ventures, Columbia has all right, title and interest in and to the Licensed Material and Columbia has full legal right and power to grant to Schrödinger the licenses granted under this Master License Agreement.
13.    Disclaimer of Warranty; Limitations of Liability.
a.    EXCEPT AS EXPRESSLY SET FORTH IN SECTION 12 OF THIS MASTER LICENSE AGREEMENT, COLUMBIA IS LICENSING THE LICENSED MATERIAL ON AN “AS IS” BASIS, AND COLUMBIA (I) MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED OF ANY KIND, AND (II) HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES OF ANY KIND AS TO THE LICENSED MATERIAL, LICENSED PRODUCTS AND/OR ANYTHING DISCOVERED, DEVELOPED, MANUFACTURED, USED, SOLD, OFFERED FOR SALE, IMPORTED, EXPORTED, DISTRIBUTED, RENTED, LEASED OR OTHERWISE DISPOSED OF UNDER ANY LICENSE GRANTED HEREUNDER, INCLUDING BUT NOT LIMITED TO: ANY WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS, ADEQUACY OR SUITABILITY FOR A PARTICULAR PURPOSE, USE OR RESULT; ANY WARRANTIES AS TO THE VALIDITY OF ANY PATENT; AND ANY WARRANTIES OF FREEDOM FROM INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS, TRADE SECRETS OR OTHER PROPRIETARY RIGHTS OF ANY PARTY.
b.    In no event will Columbia, or its trustees, officers, faculty members, students, employees and agents, be liable to Schrödinger, its Affiliates or any other party for any consequential, incidental, special or indirect damages (including, but not limited to, from any destruction of property or from any loss of use, data, revenue, profit, time or good will) based on activity arising out of or related to this Master License Agreement, whether pursuant to a claim of breach of contract or any other claim of any type. In no event will Schrödinger, its Affiliates, or their respective directors, officers, employees, consultants, advisors and agents, be liable to Columbia or any other party for any consequential, incidental, special or indirect damages (including, but not limited to, damages resulting from any destruction of property or from any loss of use, data, revenue, profit, time or good will) based on activity arising out of or related to this Master License Agreement, whether pursuant to a claim of breach of contract or any other claim of any type. In no event shall Columbia’s liability to Schrödinger exceed the payments actually made to Columbia by Schrödinger under this Master License Agreement. Other than for its indemnification obligations under Section 17, in no event shall Schrödinger’s liability to Columbia exceed the payments actually made to Columbia by Schrödinger under this Master License Agreement.
c.    The parties hereto acknowledge that the limitations and exclusions of liability and disclaimers of warranty set forth in this Master License Agreement form an essential basis of the bargain between the parties.
14.    Prohibition Against Use of Columbia’s Name. Except as otherwise provided herein or otherwise required by applicable law (including the rules of the U.S. Securities and Exchange Commission or any securities exchange on which Schrödinger’s or any of its Affiliates’ securities are listed) or consistent with past practice, Schrödinger will not use the name, insignia, or symbols of Columbia, its faculties or departments, or any variation or combination thereof, or the name of any trustee, faculty member, other employee, or student of Columbia for any purpose whatsoever without Columbia’s prior written consent. Columbia hereby consents to Schrödinger’s use of factual statements about the development of the Licensed Material, including the names of the key developers of the Licensed Material, and the use of Columbia’s name in internal communications. In no event will Columbia’s name be used in a manner that would suggest or imply that Columbia endorses any product or service provided by Schrödinger.
15.    Compliance with Governmental Obligations.
a.    Notwithstanding any provision in this Master License Agreement, Columbia disclaims any obligation or liability arising under the license provisions of this Master License Agreement if Schrödinger or any Affiliate is charged in a governmental action for not complying with or fails to comply with any applicable United States governmental regulations in the course of taking steps to bring any Licensed Product to a point of practical application.
b.    Each party shall comply upon reasonable notice from the other party with all governmental requests directed to either Columbia or Schrödinger or its Affiliates relating to this Master License Agreement and provide all information and assistance necessary to comply with such governmental requests. Notwithstanding the foregoing, to the extent that information responsive to a governmental request is confidential or proprietary to the other party, such party shall (at such other party’s reasonable request and expense) provide reasonable assistance to such other party to secure confidential treatment for such disclosure.
c.    Schrödinger and its Affiliates shall use commercially reasonable efforts to comply with applicable government regulations in force and effect, including, but not limited to, Federal, state, and municipal legislation, as such regulations relate to Schrödinger’s research, development, manufacturing and marketing of Licensed Products under this Master License Agreement.
16.    Patent Prosecution, Intellectual Property Maintenance, Patent Enforcement.
a.    Prosecution. All Licensed Patents will be filed and maintained in Columbia’s name, in those jurisdictions specified by Schrödinger. Columbia, by counsel it selects to whom Schrödinger has no reasonable objection, shall be responsible for preparing, filing, prosecuting and maintaining all Licensed Patents in Columbia’s name, and for consulting in a timely manner with Schrödinger and its designated counsel regarding the foregoing. Specifically, Columbia agrees to use reasonable efforts (i) to immediately forward to Schrödinger copies of all correspondence from any governmental authority with respect to the Licensed Patents; (ii) to consult with Schrödinger and its counsel, within a reasonable time period in advance of the applicable response deadline, regarding the content of Columbia’s response to such correspondence; (iii) to provide Schrödinger and its counsel an opportunity for meaningful input throughout the process into the prosecution strategy for each Licensed Patent; and (iv) to communicate regular updates to Schrödinger and its counsel. The parties agree that consultation between the parties relating to the Licensed Patents under this Section 16.a. shall be pursuant to a common interest in the validity and enforceability of the Licensed Patents. Schrödinger shall treat such consultation, along with any information disclosed by Columbia in connection therewith (including any information concerning patent expenses), on a strictly confidential basis, and shall not disclose such consultation or information to any party without Columbia’s prior written consent. If Schrödinger seeks to Challenge the validity or enforceability of any Licensed Patent, Columbia’s consultation obligation under this Section 16.a. shall automatically terminate; for the avoidance of doubt, any such termination shall not affect Schrödinger’s confidentiality and nondisclosure obligations with respect to consultation or disclosure of information prior to such termination, and shall not affect any other provisions of this Master License Agreement (including Schrödinger’s reimbursement obligation under Section 16.b).
b.    Licensed Patent Expenses. Schrödinger will reimburse Columbia for any unreimbursed reasonable expenses that Columbia has incurred prior to the Effective Date, and will pay the reasonable expenses that Columbia incurs following the Effective Date, in preparing, filing, prosecuting and maintaining the Licensed Patents. For avoidance of doubt, reimbursable expenses include reasonable attorneys’ fees, actual patent filing fees, issue fees, working fees, maintenance fees, renewal charges, annuities, costs of any interference proceedings, oppositions, reexamination, and any other ex parte or inter partes administrative proceedings before patent offices. Patent expenses incurred by Columbia shall be reimbursed to Columbia by Schrödinger within [**] of receiving an invoice and reasonable documentation from Columbia.
c.    Discontinuance of Prosecution. In accordance with Section 16.a., Schrödinger may decide to discontinue the prosecution in a jurisdiction of a filed Licensed Patent application, or the maintenance in a jurisdiction of an issued Licensed Patent. Provided that Schrödinger receives a written inquiry from Columbia at least [**] in advance of an impending deadline, a failure by Schrödinger to respond to a written inquiry from Columbia [**] in advance of an impending deadline concerning the prosecution of a filed Licensed Patent application or the maintenance of an issued Licensed Patent shall be deemed a decision not to prosecute or maintain, as the case may be. If Columbia objects to Schrödinger’s decision to discontinue such prosecution or maintenance, the parties shall promptly meet to resolve the difference in good faith. If the difference cannot be resolved after diligent effort, Columbia shall have the right, upon written notice to Schrödinger, to continue such prosecution or maintenance at Columbia’s expense; provided that upon receipt of such written notice, all rights granted to Schrödinger related to, and future payment obligations stemming from, the Licensed Patent in the jurisdiction in question shall terminate and such patent or patent application (as applicable) shall be deemed to no longer be a Licensed Patent under this agreement. Notwithstanding the foregoing, in the event that Schrödinger is using the Licensed Patent in the jurisdiction in question, upon written request to Columbia, the parties shall discuss in good faith whether such license to Schrödinger should become non-exclusive for the Field.
d.    Licensed Patent Validity Actions. Subject to Section 16.h, Columbia shall have the initial right to defend and/or settle any proceedings initiated by any Third Party alleging the invalidity or unenforceability of any Licensed Patents. As part of any settlement, Columbia is empowered to grant a sublicense to the Licensed Patents, subject to Schrodinger’s exclusive rights in the Field, on terms Columbia determines in its sole judgment are necessary, proper and justified. Notwithstanding the foregoing, Columbia agrees to communicate regular updates to Schrödinger and its counsel regarding any such proceedings, and to notify Schrodinger promptly of the terms of any disposition or settlement of any such proceeding. If Columbia elects not to or otherwise declines to defend any such Third Party claim, it will provide timely notice to Schrödinger and Schrödinger will thereafter have the sole right, at its own expense, to defend against such Third Party claim.
e.    Enforcement of Licensed Patents. Upon a party becoming aware of any Third Party that is infringing an issued patent falling within the definition of Licensed Patents or that is otherwise developing, licensing or selling a product that does or will compete with a Licensed Product being developed, licensed or sold by

Schrödinger or any of its Affiliates (each such Third Party, a “Third Party Infringer”), such party will promptly notify the other party and the parties will meet (in person or via teleconference) to discuss in good faith the advisability of Schrödinger taking steps to stop such Third Party Infringer. Provided that Schrödinger first has the aforementioned discussion with Columbia and Columbia approves, such approval not to be unreasonably withheld or delayed, Schrödinger shall have the right to enforce the Licensed Patents against any such Third Party Infringer in its own name and at Schrödinger’s sole expense. If the parties agree that it is advisable for Schrödinger to enforce the Licensed Patents against such Third Party Infringer, and Schrödinger declines to initiate such enforcement proceedings against such Third Party Infringer, Columbia may initiate such enforcement proceedings in its own name and at Columbia’s sole expense. Notwithstanding the foregoing, the party initiating an action against any Third Party Infringer described above shall have no obligation to assert more than one Licensed Patent in one jurisdiction against the Third Party Infringer. Schrödinger’s rights under this Section 16.e shall apply only to claims of Licensed Patents that are exclusively licensed to Schrödinger under this Master License Agreement. If required by law, Columbia shall permit any action under this Section 16.e to be brought in its name, including being joined as a party-plaintiff; provided that the expenses of such suit or suits, or the settlement thereof, incurred at the direction or request of Schrödinger shall be paid for entirely by Schrödinger and Schrödinger shall hold Columbia free, clear and harmless from and against any and all costs of such litigation, including reasonable attorneys’ fees and fee shifting awards or other sanctions imposed by the court in accordance with Section 16.g. Should Columbia decide to pursue any enforcement action against a Third Party Infringer under this Section 16.e, Columbia shall hold Schrödinger free, clear, and harmless from and against any and all costs of such litigation, including reasonable attorneys’ fees and fee shifting awards or other sanctions imposed by the court in accordance with Section 16.g. No settlement, consent judgment or other voluntary final disposition of any action brought by Schrödinger under this Section 16.e may be concluded without the prior written consent of Columbia, which consent shall not be unreasonably withheld or delayed.
f.    Recovery. Any proceeds recovered, whether by way of settlement or judgment, from a Third Party pursuant to a legal proceeding initiated in accordance with Section 16.d or 16.e shall first be used to reimburse the party initiating such legal proceedings for its actual fees, costs and expenses incurred in connection with such proceeding. Any remaining amounts from any such settlement or judgment shall be divided [**] percent ([**]%) to the party that initiated the legal proceeding and [**] percent ([**]%) to the other party.
g.    Cooperation. In the event a party initiates or defends a legal proceeding concerning any Licensed Patent pursuant to this Section 16, the other party shall cooperate fully with and supply all assistance reasonably requested by the party initiating such proceeding, including, without limitation, joining the proceeding as a party if requested. The party that institutes any legal proceeding concerning any Licensed Patent pursuant to this Section 16 shall have sole control of that proceeding and shall reimburse the other party for any reasonable expenses incurred in providing assistance and cooperation in accordance with this Section 16.g.
h.    Own Counsel. Each party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted under this Master License Agreement, including, but not limited to, a suit instituted under this Section 16 by the other party for infringement.
i.    Schrödinger Developments. Schrödinger shall own all right, title and interest (including Intellectual Property Rights) in and to any inventions (whether or not patentable), works of authorship, software, content, designs, algorithms, know-how, ideas, techniques, processes, results, data and other information that arise out of Schrödinger’s use of the Licensed Software in accordance with the terms of this Master License Agreement.
j.    Copyright Registration and Enforcement. To the extent applicable, the terms set forth in this Section 16 shall apply mutatis mutandis to the registration and enforcement of copyrights in the Licensed Material.

17.    Indemnity and Insurance.
a.    Schrödinger will indemnify, defend, and hold harmless Columbia, its trustees, officers, faculty, employees, and agents (collectively, the “Columbia Indemnified Parties”), from and against any and all claims, actions, losses, damages, liability, costs and expenses, including, without limitation, reasonable attorneys’ fees (collectively, “Losses”), incurred by a Columbia Indemnified Party in any Third Party action arising out of the exercise of any rights granted to Schrödinger under this Master License Agreement or any breach of this Master License Agreement by Schrödinger, including (i) the discovery, development, manufacture, packaging, use, sale, offering for sale, importation, exportation, distribution, rental or lease of Licensed Products or Licensed Software, even if altered for use for a purpose not intended; (ii) the use of Licensed Patents or Licensed Software by Schrödinger, its Affiliates or customers; (iii) any representation made or warranty given by Schrödinger or its Affiliates to a Third Party with respect to Licensed Products, Licensed Patents or Licensed Software; (iv) any claims that a Licensed Product infringes a Third Party’s Intellectual Property Rights (but excluding any claim that the practice of a Licensed Patent infringes a Third Party’s Intellectual Property Rights); and (v) any asserted violation of the Export Laws (as defined in Section 18 hereof) by Schrödinger or its Affiliates, except, in each case of (i)-(v), to the extent attributable to a breach of this Master License Agreement by any Columbia Indemnified Party or the gross negligence or willful misconduct of any Columbia Indemnified Party.
b.    The indemnification obligations hereunder shall be subject to Schrödinger (i) receiving prompt written notice by the Columbia Indemnified Party of the existence of any indemnifiable Loss or Third Party action, but any failure to so notify Schrödinger shall not relieve Schrödinger from any liability that it may have to the Columbia Indemnified Party except to the extent Schrödinger shall be materially prejudiced by such failure; (ii) being able, at its option, to control the defense and disposition (including settlement) of such Third Party action; (iii) permitting the Columbia Indemnified Party to participate in the defense of a Third Party action at its own cost but subject to Schrödinger’s control; and (iv) receiving full cooperation of the Columbia Indemnified Party in the defense thereof, at Schrödinger’s request and expense. No settlement, consent judgment or other voluntary final disposition of a Third Party action for which a Columbia Indemnified Party is seeking indemnification hereunder may be concluded by Schrödinger without the prior written consent of Columbia, which consent shall not be unreasonably withheld, unless such settlement, judgment or disposition contains a complete release from any and all monetary liability on behalf of the Columbia Indemnified Party and does not require any admission of fault or wrongdoing by the Columbia Indemnified Party (in which case the Columbia Indemnified Party’s consent will not be required).
c.    Schrödinger shall maintain, during the term of this Master License Agreement, with reputable and financially secure insurance carriers reasonably acceptable to Columbia to cover the activities of Schrödinger and its Affiliates, (i) commercial general liability insurance (including product liability and contractual liability insurance applicable to Schrödinger’s indemnity obligations under Section 17.a), for minimum limits of $[**] combined single limit for bodily injury and property damage per occurrence and $[**] in the aggregate; and (ii) umbrella liability insurance, for minimum limits of $[**] per event and $[**] in the aggregate. Such insurance shall include Columbia, its trustees, faculty, officers, employees and agents as additional insureds. Schrödinger shall furnish a certificate of insurance evidencing such coverage, with [**] written notice to Columbia of cancellation or material change in coverage. The minimum amounts of insurance coverage required herein shall not be construed as creating any limitation on the Schrödinger’s indemnity obligation under Section 17.a, of this Master License Agreement.
d.    Schrödinger’s insurance shall be primary coverage; any insurance Columbia may purchase shall be excess and noncontributory. Schrödinger’s insurance shall be written to cover claims made during or after the expiration of this Master License Agreement.

e.    Schrödinger shall at all times comply with all statutory workers’ compensation and employer’s liability requirements covering its employees with respect to activities performed under this Master License Agreement.
18.    Export Control Laws.
Schrödinger agrees to comply with U.S. export laws and regulations pertaining to the export of technical data, services and commodities, including the International Traffic in Arms Regulations (22 C.F.R. § 120 et seq.), the Export Administration Regulations (15 C.F.R. § 730 et seq.), the regulations administered by the Treasury Department’s Office of Foreign Assets Control (31 C.F.R. § 500, et seq.), and the Anti-Boycott Regulations (15 C.F.R. § 760) (collectively, the “Export Laws”). The parties shall cooperate with each other to facilitate compliance with these laws and regulations.
Schrödinger understands that sharing controlled technical data with non-U.S. persons is an export to that person’s country of citizenship that is subject to the Export Laws, even if the transfer occurs in the United States. Schrödinger shall obtain any necessary U.S. government license or other authorization required pursuant to the Export Laws for the export or re-export of any commodity, service or technical data covered by this Master License Agreement, including technical data acquired from Columbia pursuant to this Master License Agreement and products created as a result of that data.
19.    Breach and Cure. Either party shall have the right to cure its material breach of this Master License Agreement. The cure shall be effected within a reasonable period of time but in no event later than [**] after notice of any breach given by the non-breaching party.
20.    Term and Termination.
a.    Term. This Master License Agreement shall be effective as of the Effective Date and shall continue in full force and effect until the end of the last-to-expire Royalty Payment Term or earlier termination in accordance with this Section 20.
b.    Termination by Columbia.
(1)    Columbia may terminate a License Schedule upon written notice to Schrödinger for Schrödinger’s material breach of the License Schedule and Schrödinger’s failure to cure such material breach in accordance with Section 19.
(2)    Columbia may terminate this Master License Agreement upon written notice to Schrödinger (i) for Schrödinger’s material breach that affects the entire Master License Agreement (and not just one or more License Schedules) and Schrödinger’s failure to cure such material breach in accordance with Section 19, and (ii) in the event that Schrödinger becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, and such petition or proceeding is not dismissed within [**] of filing.
c.    Termination by Schrödinger.
(1)    Schrödinger may terminate a License Schedule upon written notice to Columbia for Columbia’s material breach of the License Schedule and Columbia’s failure to cure such material breach in accordance with Section 19.

(2)    Schrödinger may terminate this Master License Agreement upon written notice to Columbia for Columbia’s material breach that affects the entire Master License Agreement (and not just one or more License Schedules) and Columbia’s failure to cure such material breach in accordance with Section 19.
(3)    Schrödinger may terminate any License Schedule entered into by the parties after the Effective Date, with or without cause, upon one hundred eighty (180) days’ prior written notice to Columbia.
d.    Survival. The following sections of this Master License Agreement shall survive its expiration or earlier termination along with rights and obligations, which by their nature should survive: Sections 1, 2, 5.a, 5.b, 8, 9-10.d and 10.f (solely with respect to amounts owed, but not paid, as of the effective date of expiration or termination), 10.e (for [**] after expiration or termination), 11, 13, 14, 16.i, 17.a, 17.b, 18, 19, 20.d, and 20.f, 21, 23, 25, 27, 29, and 32; and, to the extent that the situation in Section 20.f(2) applies, then Sections 4, but only during the post-termination wind-down period.
e.    Accrued Rights and Obligations. Any termination of this Master License Agreement shall not adversely affect any rights or obligations that may have accrued to either party prior to the date of termination, including, without limitation, Schrödinger’s obligation to pay all amounts due and payable as of the effective date of termination under Sections 9, 10 and 16 hereof.
f.    Effect of Termination.
(1)    Except as set forth in subsections (2) and (3) below, upon the termination of this Master License Agreement or a License Schedule, the license(s) granted to Schrödinger pursuant to the terminated Master License Agreement or License Schedule (as applicable) shall terminate (except for any licenses that have become perpetual and irrevocable) and Schrödinger shall promptly return or destroy, as directed by Columbia, and shall cease all further use of, all Licensed Materials (including all copies thereof) in its possession as of the effective date of termination which are associated with this Master License Agreement (if it is terminated in its entirety) or the terminated License Schedule, as applicable, and are licensed under any such terminated license.
(2)    Notwithstanding anything to the contrary herein, upon any termination of this Master License Agreement or a License Schedule for any reason other than Schrödinger’s failure to cure a material breach, Schrödinger shall have the right for [**] or such longer period as the parties may reasonably agree, (i) to market, license and sell the applicable Licensed Products, subject to Schrödinger’s continued obligation to pay Licensed Product Royalties when due as provided herein; (ii) to continue the development and maintenance of the Licensed Products; and (iii) to use the applicable Licensed Products to the extent needed for Schrödinger to perform any Services Project in effect as of the date of termination, subject to Schrödinger’s continued obligation to pay the Services Project Royalties when due as provided herein, and the parties shall meet and discuss in good faith whether Schrödinger may continue to use Licensed Products to perform its obligations under such Service Agreements after such [**] period. Notwithstanding the foregoing, following completion of the Royalty Payment Term, Schrödinger may continue to use the applicable Licensed Software, without paying any additional Licensed Product Royalties.
(3)    Upon any termination of this Master License Agreement or a License Schedule for any reason, including for Schrödinger’s failure to cure a material breach of this Master License Agreement or the License Schedule, End Users shall have the right to continue to use the applicable Licensed Products, subject to the terms of their license agreements with Schrödinger, it being understood that Schrödinger would continue to provide maintenance and support to these End Users during such period provided that such maintenance and support is not pursuant to a Service Agreement.

(4)    If either party terminates one or more License Schedules but not the entire Master License Agreement pursuant to this Section 20, then the rest of the Master License Agreement (including the other License Schedules) shall remain in full force and effect.
(5)    Nothing in this Master License Agreement, including in this Section 20.f, will preclude Schrödinger from marketing, developing or using for itself or others, services or products that are the same as or similar to the Licensed Materials licensed to Schrödinger pursuant to this Master License Agreement; provided, however, that Schrödinger does not use any of Columbia’s Licensed Materials or confidential information. Furthermore, Schrödinger will continue to be free to use its general knowledge, general methodologies, skills and experience related to the scope of this Master License Agreement and used in the course of performing its obligations and exercising its rights hereunder. This section will not diminish any of Schrödinger’s obligations regarding Columbia’s confidential information under Section 11.
    21.    Notices. Any notice required or permitted to be given under this Master License Agreement shall be sufficient if in writing and shall be considered given (i) when mailed by certified mail (return receipt requested), postage prepaid, or (ii) on the date of actual delivery by hand or overnight delivery, with receipt acknowledged, or (iii) when mailed by email (delivery receipt requested and read receipt requested) if to an email address provided below, as follows:

if to Columbia, to:    Executive Director
Columbia Technology Ventures
80 Claremont Avenue, #4F
New York, NY 10027-5712
email: [**]
copy to:    General Counsel
Columbia University
412 Low Memorial Library
535 West 116th Street, Mail Code 4308
New York, New York 10027
email: [**]

if to Schrödinger, to:    Dr. Ramy Farid
Chief Executive Officer
Schrödinger, LLC
1540 Broadway, 21st Floor
New York, NY 10036
email: [**]

copy to:    General Counsel
Schrödinger, LLC
1540 Broadway, 21st Floor
New York, NY 10036
email: [**]

or to such other address as a party may specify by notice hereunder.
Provided, however, Columbia may send invoices related to license fees and patent expenses to the following email address: [**]; provided, further, except for notices of breach and termination, Columbia may send correspondence related to the Patents in accordance with Section 11 to the following email address: [**].

22.    Assignment. This Master License Agreement and the licenses granted hereunder shall be assignable by Schrödinger to (i) an Affiliate of Schrödinger, or (ii) an entity in connection with a reorganization, merger, consolidation, acquisition, or other restructuring involving all or substantially all of the voting securities and/or assets of Schrödinger. Except as otherwise set forth in the foregoing sentence, this Master License Agreement and the licenses granted hereunder may not be assigned or transferred without the prior written consent of Columbia, which shall not be unreasonably withheld or delayed beyond [**] after submission to Columbia of a request for such consent, provided that in connection with such a request, the name of the proposed assignee and such additional information relating to the proposed assignee as Columbia may reasonably request shall also be submitted.
23.    Waiver and Election of Remedies. The failure of any party to insist upon strict adherence to any term of this Master License Agreement on any occasion shall not be considered a waiver or deprive that party thereafter of the right to insist upon strict adherence to that term or any other term of this Master License Agreement. All waivers must be in writing and signed by an authorized representative of the party against which such waiver is being sought. The pursuit by either party of any remedy to which it is entitled at any time or continuation of the Master License Agreement despite a breach by the other shall not be deemed an election of remedies or waiver of the right to pursue any other remedies to which it may be entitled.
24.    Binding on Successors. This Master License Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns to the extent assignment is permitted under this Master License Agreement.
25.    Independent Contractors. It is the express intention of the parties that the relationship of Columbia and Schrödinger shall be that of independent contractors and shall not be that of agents, partners or joint venturers. Nothing in this Master License Agreement is intended or shall be construed to permit or authorize either party to incur, or represent that it has the power to incur, any obligation or liability on behalf of the other party.
26.    Entire Agreement; Amendment. This Master License Agreement, together with the Exhibits and License Schedules, sets forth the entire agreement between the parties concerning the subject matter hereof and supersedes all previous agreements, written or oral, concerning such subject matter. This Master License Agreement may be amended only by written agreement duly executed by the parties.
27.    Severability. In the event that any provision of this Master License Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid, illegal or unenforceable, that provision shall be deemed severed from the rest of the Master License Agreement, and the remaining provisions shall remain enforceable. The parties shall replace such invalidated or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the replaced provision.
28.    No Third-Party Beneficiaries. Except as expressly set forth herein, the parties hereto agree that there are no third-party beneficiaries of any kind to this Master License Agreement.
29.    Governing Law. This Master License Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York as applicable to agreements made and wholly performed within the State of New York, and without reference to the conflict or choice of laws principles of any jurisdiction that would result in the application of the law of any other jurisdiction. The parties agree that any and all claims arising under or related to this Master License Agreement shall be heard and determined only in either the United States District Court for the Southern District of New York or in the courts of the State of New York located in the City and County of New York, and the parties irrevocably agree to submit themselves to the exclusive and personal jurisdiction of those courts and irrevocably waive any and all rights any such party may now or hereafter have to object to such jurisdiction or the convenience of the forum.
30.    Force Majeure. Neither party shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to earthquake, flood, fire, storm, natural disaster, act of God, war, act of terrorism, armed conflict, labor strike, lockout, or boycott, provided that the party relying upon this section (i) shall have given the other party written notice thereof promptly and, in any event, within [**] of discovery thereof and (ii) shall take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure event upon which such notice is based.
31.    Execution in Counterparts; Facsimile or Electronic Transmission. This Master License Agreement may be executed by facsimile or other electronic transmission, and such electronic transmission shall be valid and binding to the same extent as if it were an original. Further, this Master License Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same documents. For all evidentiary purposes, any one complete set of this Master License Agreement shall be considered an original.
32.    Interpretation. In this Agreement, unless the context requires otherwise, (a) the words “including,” “include,” “includes,” “such as” and “e.g.” shall be deemed to be followed by the phrase “without limitation” or like expression, whether or not followed by the same and (b) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or” unless used in connection with language indicating that the subjects of the conjunction are, or are intended to be, mutually exclusive.

IN WITNESS WHEREOF, Columbia and the Schrödinger have caused this Master License Agreement to be executed by their duly authorized representatives as of the day and year first written above.

SCHRÖDINGER, LLC	THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK
By Its Sole Member SCHRÖDINGER, INC. By: /s/ Ramy Farid	By: /s/ Orin Herskowitz
Ramy Farid Chief Executive Officer	Executive Director, Columbia Technology Ventures TT # 49957

EXHIBIT A
License Agreements
(A)    Agreement, dated May 5, 1994; as assigned to Schrödinger by consent of Columbia, dated March 27, 2002; and as subsequently amended by the letter agreement, dated September 9, 2004 and the Services Royalty Amendment, dated November 1, 2008
(B)    Agreement, dated July 15, 1998; as assigned to Schrödinger by consent of Columbia, dated March 27, 2002; and as subsequently amended by the letter agreement, dated September 9, 2004 and the Services Royalty Amendment, dated November 1, 2008
(C)    License Agreement, dated February 3, 1999
(D)    Agreement, dated September 2001; as assigned to Schrödinger by consent of Columbia, dated March 27, 2002; and as subsequently amended by the letter agreement, dated September 9, 2004 and the Services Royalty Amendment, dated November 1, 2008
(E)    Agreement, dated June 6, 2003; as subsequently amended by the Services Royalty Amendment, dated November 1, 2008
(F)    Agreement, dated June 19, 2003; as subsequently amended by the Services Royalty Amendment, dated November 1, 2008
(G)    Software and Patent License Agreement, dated May 27, 2008; as subsequently amended by the Services Royalty Amendment, dated November 1, 2008

SCHRÖDINGER, L.L.C. END USER LICENSE AGREEMENT
EXHIBIT B

SCHRÖDINGER, LLC STANDARD END USER LICENSE AGREEMENT
VERSION IN EFFECT AS OF THE EFFECTIVE DATE
PLEASE READ THE FOLLOWING TERMS CAREFULLY BEFORE ACCESSING, DOWNLOADING, INSTALLING, OR USING ANY SOFTWARE PROVIDED BY SCHRÖDINGER, L.L.C. (“SCHRÖDINGER”).
BY DOWNLOADING, INSTALLING, ACCESSING OR USING THE SOFTWARE OR BY ACCEPTING OR EXECUTING A PRICE QUOTATION, PURCHASE ORDER, CONFIRMATION OR SIMILAR DOCUMENT, YOU (“LICENSEE”) AGREE TO BE BOUND BY THE TERMS OF THIS DOCUMENT, THE PRICE QUOTATION AND THE ADDITIONAL DOCUMENTS INCORPORATED, REFERENCED AND ATTACHED HEREIN, INCLUDING: ATTACHMENT I: LICENSE GRANT (NON-HOSTED SOFTWARE), ATTACHMENT II: LICENSE GRANT (HOSTED SOFTWARE), AND EXHIBIT A: ADDITIONAL DEFINITIONS (TOGETHER, THE “AGREEMENT”). IN ADDITION, ANY PRICE QUOTATION WHICH LICENSEE SIGNS OR ACCEPTS ONLINE THROUGH SCHRÖDINGER’S ONLINE PROCESS OR OTHERWISE INDICATES ACCEPTANCE BY PROVIDING A PURCHASE ORDER SHALL BE DEEMED TO BE ACCEPTANCE OF THIS AGREEMENT. IF THIS AGREEMENT IS CONSIDERED AN OFFER, ACCEPTANCE IS EXPRESSLY LIMITED TO THE TERMS OF THIS AGREEMENT. TERMS OF ANY PURCHASE ORDER, CONFIRMATION OR SIMILAR DOCUMENT, PROVIDED BY LICENSEE TO SCHRÖDINGER WILL HAVE NO EFFECT AND SCHRÖDINGER DOES NOT AGREE TO ITS TERMS.
1.    SOFTWARE
“Software” means the licensed software product identified on an applicable Price Quotation.
1.1. Licensee Responsibilities. Licensee is responsible for Licensee’s Users’ compliance with this Agreement. Licensee is responsible for all of Licensee’s uses and accounts. Licensee will be responsible for maintaining the security of Licensee’s accounts, passwords and files. Licensee and Users cannot share Licensee’s accounts or passwords or allow any third party to use Licensee’s accounts or passwords. Licensee will exercise reasonable precautions to prevent unauthorized use of the Software.
1.2. Audit Right. During this Agreement and for three (3) years after expiration or termination, Licensee will keep complete and accurate records containing all the particulars that may be necessary to enable Schrödinger to verify that Licensee has complied with the terms of this Agreement, including, but not limited to, the scope of the license granted hereunder, the limitations on use of the Software, and any applicable third-party hosting providers’ terms and conditions. Licensee shall permit such records to be inspected once a year during regular business hours, upon reasonable notice, by Schrödinger or its auditor. Such audits will be at Schrödinger’s expense unless an audit shows that Licensee has exceeded its permitted scope of use or is otherwise not in compliance with this Agreement for any period subject to audit, in which case Licensee shall promptly reimburse Schrödinger for the costs of the audit, including, but not limited to, independent auditor fees and costs.
1.3. License Management Software. Schrödinger may use license management software to prohibit the software from being used beyond the scope of the license in this Agreement. Licensee consents to the incorporation of such mechanisms. Licensee shall not tamper or interfere with the license management software in any way. Licensee may be granted a password to the license management software and Licensee is solely responsible for protecting the confidentiality and security of the password.
2.    TERM AND TERMINATION
2.1. Term. This Agreement shall commence as of the earlier of the last date of signature or upon Licensee’s access to the Software (the “Effective Date”), and will continue (unless earlier terminated) for three (3) years or until all Price Quotations subject to this Agreement have expired or terminated (the “Term”). Prior to the expiration of the then current Term, the parties may extend or renew such Term upon mutual written agreement, such as through another accepted Price Quotation.
2.2. Termination. Schrödinger shall have the right to immediately terminate this Agreement with no refund: (a) for a material breach of this Agreement by Licensee if such breach remains uncured for thirty (30) days (or ten (10) days for nonpayment) after receiving notice from Schrödinger of such breach or (b) immediately if Licensee becomes the subject of a petition in bankruptcy or any other proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors. Schrödinger shall have the right to terminate this
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Agreement upon written notice to Licensee in the event of the termination of a third party license to code that is included in the Software or termination of third party hosting services used in connection with the Software, provided that, in the event of any such termination of this Agreement, Schrödinger shall refund any license fees paid by Licensee for such Software on a pro rata basis depending on the portion of the license period that has passed as of the date of termination of this Agreement. In the event of termination or expiration of this Agreement for any reason, Licensee shall promptly return the Software, and all copies, to Schrödinger and shall discontinue all usage. Upon expiration or termination of this Agreement, Sections titled Term and Termination, Ownership Rights, Warranties, Confidentiality, Indemnity, Limitation of Liability, Academic Restrictions (to the extent applicable) and General shall survive expiration or termination.
3.    OWNERSHIP RIGHTS
3.1. Software. Schrödinger (and its licensors where applicable) owns the Software and any supporting documentation and materials and will retain all intellectual property rights relating to such Software and any supporting documentation and materials. Schrödinger will retain all intellectual property rights relating to any suggestions, ideas, enhancement requests, feedback, recommendations or other information provided by Licensee or any third party relating to the Software, which shall be assigned to Schrödinger. This Agreement is not a sale of Software and does not convey to Licensee any rights of ownership in or related to the Software or any intellectual property rights. All rights not expressly granted by Schrödinger under this Agreement are reserved.
3.2. Licensee Data. Licensee retains all ownership and intellectual property rights in and to Licensee’s content, information and data (“Licensee Data”).
3.3. Use of Marks and Names.
a.    Licensee shall not use Schrödinger’s names or marks or employee names, or adaptations, (“Marks”) in connection with any advertising, promotional or sales materials without Schrödinger’s prior written consent.
b.    If the Licensee uses the Software to obtain results that are published in a scientific or research publication, Licensee shall acknowledge its use of the Software with an appropriate citation referencing Schrödinger.
c.    Licensee agrees that Schrödinger may use Licensee’s name and logo to identify Licensee as a customer of Schrödinger as part of a general list of Schrödinger customers for use and reference in Schrödinger corporate, promotional, sales and marketing materials and press releases.
3.4. Protection. Licensee shall inform Schrödinger promptly in writing of any alleged or actual infringement of Schrödinger’s Software or Marks.
4.    WARRANTIES
4.1. Schrödinger Limited Warranty. Schrödinger warrants that the Software will perform substantially in accordance with the accompanying documentation for a period of thirty (30) days from the date of Schrödinger’s provision of the Software to Licensee (the “Warranty Period”). Schrödinger's sole and exclusive obligation and liability for any breach of the foregoing warranty shall be, in Schrödinger's sole discretion: (i) to use commercially reasonable efforts to repair or replace the Software; or (ii) to refund any license fees paid by Licensee for the Software. Schrödinger’s aforementioned obligation and liability is conditioned upon receipt of written notice from Licensee of non-performance within the Warranty Period. The warranty does not apply to : (i) to Software that has been modified from its standard form as provided by Schrödinger or that is not up to date with all updates, enhancements and new releases/new versions released by Schrödinger, (ii) to difficulties or defects that are not reproducible or that are due to Licensee’s computer hardware, third party software, environment (including hosting services), operating system or other causes external to the Software, or (iii) to use of the Software in a manner or purpose for which it was not intended.
4.2. Disclaimer of Warranties. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THE SCHRÖDINGER LIMITED WARRANTY SECTION, THE SOFTWARE AND ANY SERVICES ARE PROVIDED "AS IS" AND “AS AVAILABLE” WITHOUT WARRANTY OF ANY KIND. SCHRÖDINGER DOES NOT WARRANT THAT THE SOFTWARE WILL MEET LICENSEE’S REQUIREMENTS; THE OPERATION OF THE SOFTWARE AND ANY SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, SCHRÖDINGER AND ITS AFFILIATES AND LICENSORS DISCLAIM ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE SOFTWARE OR SERVICES, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL IMPLIED WARRANTIES OF ACCURACY, CORRECTNESS, USE OR APPLICATION, ADEQUACY AND SUITABILITY, AND ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT AND ALL WARRANTIES ARISING FROM ANY COURSE OF DEALING, COURSE OF PERFORMANCE,
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OR USAGE OF TRADE. LICENSEE ACKNOWLEDGES THAT SCHRÖDINGER DOES NOT CONTROL THE TRANSFER OF DATA OVER COMMUNICATIONS FACILITIES, INCLUDING THE INTERNET, AND THAT THE SOFTWARE MAY BE SUBJECT TO LIMITATIONS, DELAYS, AND OTHER PROBLEMS INHERENT IN THE USE OF SUCH COMMUNICATIONS FACILITIES. SCHRÖDINGER IS NOT RESPONSIBLE FOR ANY DELAYS, DELIVERY FAILURES, OR OTHER DAMAGE RESULTING FROM SUCH PROBLEMS.
4.3. Licensee Warranty. Licensee represents and warrants that it has the legal power and the authority to enter into this Agreement.
4.4. Trial Use of the Software. Licensee may order the Software for trial purposes subject to the terms and conditions of this Agreement. When provided on a trial basis the Software is provided “AS IS” and Schrödinger does not offer any warranties of any kind for such Software.
5.    CONFIDENTIALITY
5.1. Confidential Information.
a.    Each party (the “Receiving Party”) understands that the other party (the “Disclosing Party”) has disclosed or may disclose certain non-public information (“Confidential Information”). In the case of Licensee, Confidential Information expressly includes Licensee Data. The Receiving Party agrees to: (i) keep Confidential Information in strict confidence, (ii) give access to such Confidential Information solely to those employees or agents with a need to have access thereto for purposes of this Agreement, and (iii) Receiving Party will exercise at least the same degree of care to safeguard the confidentiality of Disclosing Party’s Confidential Information that it exercises to safeguard its own confidential information (but no less than reasonable care).
b.    The Disclosing Party agrees that the foregoing will not apply with respect to any information that the Receiving Party can document: (i) is or becomes generally available to the public without any action by, or involvement of, the Receiving Party, or (ii) was in its possession or known by it prior to receipt from the Disclosing Party, or (iii) was rightfully disclosed to it without restriction by a third party, or (iv) was independently developed without use of any Confidential Information of the Disclosing Party.
c.    Nothing in this Agreement will prevent the Receiving Party from disclosing the Confidential Information pursuant to any judicial or governmental order, provided that the Receiving Party shall endeavor to provide Disclosing Party notice of such disclosure. Each party is responsible for any breaches of its confidentiality obligations by its respective employees and agents.
5.2. Licensee Confidential Information. Licensee acknowledges that Schrödinger may need to access Licensee’s Confidential Information for the purpose of providing support for Software or Technology Services.
6.    INDEMNITY
6.1. By Schrödinger. Schrödinger agrees to defend Licensee against any third party claim that the Software infringes a valid United States: (a) patent (issued as of the Effective Date), (b) copyright, or (c) trade secret, of such third party. Schrödinger agrees to indemnify Licensee for settlement amounts or damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) finally awarded and arising out of any such third party claim.
6.2. Exclusions. Schrödinger shall have no liability or obligation to Licensee with respect to any claim based upon (i) any use of the Software not strictly in accordance with this Agreement and all related documentation, (ii) use of any Software in an application or environment or on a platform or with devices for which it was not designed or contemplated, (iii) alterations, combinations or enhancements of the Software not created by Schrödinger, (iv) that portion of any Software which implements Licensee’s requirements, (v) Licensee’s continuing allegedly infringing activity after being notified or its continuing use of any version of the Software after being provided modifications that would have avoided the alleged infringement, (vi) Software combined or bundled with any non-Schrödinger products, processes or materials where the alleged infringement relates to such combination, (vii) the use of a version of the Software other than the version that was current at the time of such use, as long as Schrödinger provided Licensee with such non-infringing version, or (viii) any intellectual property rights in which Licensee or any of its affiliates has an interest.
6.3. By Licensee. Licensee agrees to (i) defend Schrödinger against any third party claim that results from Licensee’s use of the Software and (ii) indemnify Schrödinger for settlement amounts and damages, liabilities, penalties, costs, and expenses (including reasonable attorneys' fees) finally awarded and arising out of such third party claim.
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6.4. Exclusions. Licensee’s obligation to indemnify does not apply to the extent that a third party claim is caused by or based upon: (i) the gross negligence or willful misconduct of Schrödinger or (ii) a breach by Schrödinger of any applicable law.
6.5. Conditions. The indemnifying party’s obligations are conditioned on the party seeking indemnification providing prompt written notice and reasonable cooperation, information, and assistance in connection therewith. No indemnifying party may settle or compromise any claim without the prior written consent of the indemnified party, except where such settlement or compromise is solely for monetary damages as to which the indemnified party is fully indemnified.
7.    LIMITATION OF LIABILITY
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL SCHRÖDINGER OR ITS AFFILIATES OR LICENSORS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST BUSINESS OR PROFITS, LOSS OF GOODWILL, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE, THE PROVISION OF OR FAILURE TO PROVIDE ANY SERVICES IN CONNECTION WITH THE SOFTWARE OR THE PROVISION OF OR FAILURE TO PROVIDE MAINTENANCE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SCHRÖDINGER'S AND ITS AFFILIATES’ ENTIRE AGGREGATE LIABILITY UNDER OR RELATING TO THIS AGREEMENT, FOR ANY REASON(S) AND UPON ANY CAUSE(S) OF ACTION WHATSOEVER, SHALL NOT EXCEED THE PRICE ACTUALLY PAID BY LICENSEE FOR THE USE OF THE SOFTWARE UNDER THE APPLICABLE PRICE QUOTATION GIVING RISE TO SUCH LIABILITY. NO LICENSOR OF SCHRÖDINGER SHALL HAVE ANY LIABILITY TO LICENSEE FOR LOSS OR DAMAGES ARISING OUT OF THIS AGREEMENT OR THE SOFTWARE.
8.    TECHNOLOGY SERVICES
Licensee may purchase certain Technology Services (as further described in the applicable Price Quotation and/or Statement of Work). In no event will Schrödinger’s licensors be obligated to provide any maintenance, installation, Technology Services or support services of any kind.
9.    MAINTENANCE
Maintenance means: (a) technical support by telephone and e-mail (during regular business hours, with no guaranteed response time) and (b) bug fixes and new releases/new versions (which shall be deemed part of the Software). Maintenance is included in the applicable license fees. Maintenance is only available for hardware and software environments configured as specified in the Software’s documentation. Maintenance will terminate upon termination or expiration of the Agreement. Schrödinger reserves the right to discontinue Maintenance for Licensee’s installed version of the Software. Licensee is solely responsible for backing up the Software and performing other basic maintenance as set forth in the Software’s documentation. Schrödinger does not represent or warrant that Maintenance will remedy any problem with the Software. Services provided by Schrödinger beyond Maintenance will be subject to additional fees.
10.    ACADEMIC RESTRICTIONS
10.1 If Licensee is a university, non-profit or other similar institution purchasing a License to the Software under a Non-Commercial License (as set forth in the Price Quotation), the License granted by Schrödinger is subject to the following usage limitations: (i) only a Qualified Non-Commercial User may use the Software; (ii) the Software may only be used for academic or research purposes and cannot be used, directly or indirectly, for any project that supports, or is supported by, commercial efforts or a commercial enterprise, provided that this restriction shall not apply to basic research projects supported by a commercial enterprise where such commercial enterprise has no commercial or proprietary interest or rights in the outcome of such basic research; and (iii) any results, inventions, or discoveries generated using the Software are to be publicly disclosed and may not be kept confidential or proprietary, and such results or discoveries should be made available in and dedicated to the public domain without restriction. Licensee shall not use the Software for commercial purposes, or maintain the confidentiality of results or discoveries, unless Licensee pays in advance for an upgrade of its Non-Commercial License to a full commercial license pursuant to the then-current pricing generally offered by Schrödinger to its customers. A “Qualified Non-Commercial User” is a student enrolled at an accredited higher education institution, a faculty or staff member employed by an accredited higher education institution, or an employee of a not-for-profit organization or government agency.
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10.2 If Licensee or its licensee, sponsor, or affiliate (including, but not limited to a separate organization affiliated with Licensee for technology development and/or transfer) has a patent application filed (regardless of ownership or who files) which includes at least one claim to a composition of matter, article, method, process, or product-by-process, any of the foregoing of which is based on or contains data obtained from or generated by the Software, Licensee shall immediately after becoming aware of such filing notify Schrödinger in writing thereof. And, in the event of such filing Licensee agrees to pay Schrödinger within thirty (30) days thereof three times the difference between Schrödinger’s then-current standard fee for a Commercial License and Non-Commercial License.
11.    GENERAL
11.1. Governing Law. This Agreement and its enforcement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts-of-law principles. The exclusive venue for any action relating to this Agreement shall be the state and federal courts situated in the State of New York, County of New York, and each party expressly consents to the jurisdiction of such courts. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.
11.2. Compliance with Laws. Export Controls. The Software, the source code and related technology, are subject to the U.S. Export Administration Regulations (“EAR”) and the U.S. sanctions administered by the Office of Foreign Assets Control (“OFAC”), and to the extent used in performance of military or defense services, the International Traffic in Arms Regulations (“ITAR”). Licensee represents and warrants that: (a) Licensee is not a national, resident, or located in any country subject to U.S. export restrictions, including, but not limited to, Cuba, Iran, North Korea, Syria, and the Crimea Region of Ukraine; (b) Licensee is not an individual or entity on a Denied Party List (as the term is defined by the Department of Commerce’s Bureau of Industry and Security) maintained by the U.S. Government; (c) Licensee will comply with all applicable laws, rules or regulations, including, without limitation, EAR and ITAR; (d) Licensee will not directly or indirectly sell, provide, transfer, export, reexport, divert, loan, or otherwise dispose of the Software to (i) a foreign national, (ii) any country subject to U.S. export restrictions, or (iii) any individual or entity of Denied Party List maintained by the U.S. Government; and (e) Licensee will not use or allow others to use the Software, the source code and related technology for any end-use restricted by U.S. export controls (including, without limitation, the development, production or use of nuclear, chemical or biological weapons or missiles).
11.3. Force Majeure. Neither party shall be liable for failure to perform an obligation under this Agreement where such failure is due to fire, flood, labor dispute, disease, pandemic, natural calamity, acts of the government or other causes beyond its reasonable control.
11.4. Relationship. The parties are independent contractors. No agency, partnership, or joint venture is created by this Agreement.
11.5. Entire Agreement; Modification; Severability; Waiver. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, written or oral, relating to the subject matter hereof. This Agreement may not be modified or altered except by a written instrument duly executed by both parties. If any provision of this Agreement is deemed to be unenforceable, that provision shall be enforced to the maximum extent permitted to affect the parties' intentions hereunder, and the remainder of this Agreement shall continue in full force and effect. The failure of either party to exercise any right provided for herein shall not be deemed a waiver of any right hereunder. In the event of any inconsistency among the Price Quotation, the Statement of Work (if any), and the Agreement, the controlling provisions shall be determined by reference to the following order: (i) Statement of Work (if any), (ii) Price Quotation, and (iii) Agreement.
11.6. Notices. Any notices hereunder shall be in writing. Receiving Party’s address is as set forth on the applicable Price Quotation and if no address is set forth the headquarters identified on its website. Either party may change its address by giving written notice to the other party. Notices will be deemed to have been duly given: (i) if personally delivered, when received; (ii) if via email to legal@schrodinger.com, two (2) business days after sending; confirmation of receipt requested; (iii) if sent for next day delivery by recognized overnight delivery service; two (2) business days after sending; and (iv) if sent by certified or registered mail, upon receipt, return receipt requested.
11.7. Counterparts. This Agreement may be executed electronically in any number of counterparts each of which shall be deemed an original and all of which together shall constitute one instrument.
11.8. Assignment. Licensee may not assign or transfer this Agreement in whole or in part, including by operation of law, change of control, asset sale or merger without prior written consent of Schrödinger. Any assignment or transfer or attempt to assign or transfer this Agreement in violation of this provision is null and void and may constitute grounds for termination of the Agreement.
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IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Agreement as of the Effective Date.
SCHRÖDINGER, LLC
By Its Sole Member, Schrödinger, Inc.          [LICENSEE]
By:          By:
Name:     Licensee: ___________________________________

         Licensee Address: ____________________________

         Name:     ___________________________________

Title:          Title:     ___________________________________
Date:          Date:     ___________________________________
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ATTACHMENT I: LICENSE GRANT (NON-HOSTED SOFTWARE)
33.    LICENSE GRANT; RESTRICTIONS
License Grant. Subject to the terms and conditions of this Agreement, Licensee’s payment of the applicable license fees, and any applicable User/use and period limitations, Schrödinger grants Licensee a limited, nonexclusive, non-transferable, non-assignable, non-sublicensable license and right to install and use internally, in object code form only the Software solely for Licensee’s own internal business purposes in accordance with the applicable Price Quotation. Schrödinger reserves all rights not expressly granted in this Agreement.
Restrictions. Licensee may not make copies of the Software except as necessary for bona fide backup or archival purposes and ensure all proprietary rights notices on the Software are retained on such copies. Licensee will not (and will not permit any third party to) directly or indirectly: (i) modify, translate, adapt, create derivative works from or decompile the Software, or create or discern (or attempt to do so), by reverse engineering or otherwise, the source code from the object code supplied hereunder, (ii) rent, lease, loan, sell, transfer, publish, display, distribute, disclose or make the Software available to third parties or use the Software in a service bureau, time-sharing or outsourcing service or otherwise use the Software for the benefit of third parties, (iii) remove or alter any proprietary rights notices on the Software, (iv) disclose or otherwise make available any information or materials contained in or related to the Software or documentation (including license keys), or (v) disclose any analysis, performance benchmark or performance information of the Software or documentation to any entity (except to Licensee’s employees having a need to know for purposes of authorized use and who are informed in writing of the obligations of this section) or use any of the foregoing other than as expressly authorized. Licensee will notify Schrödinger immediately of any actual or imminent unauthorized access, use or disclosure of, any of the foregoing. Licensee recognizes that the unauthorized access, use or disclosure of any of the foregoing will give rise to irreparable injury to Schrödinger for which monetary damages may be an inadequate remedy; and Licensee agrees that Schrödinger may seek and obtain injunctive relief against the breach or threatened breach of Licensee’s obligations, in addition to any other legal and equitable remedies which may be available.

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ATTACHMENT II: LICENSE GRANT (HOSTED SOFTWARE)
RIGHTS GRANTED; RESTRICTIONS.
1.    Grant of Rights. Subject to the terms and conditions of this Agreement, Licensee’s payment of the applicable license fees, and any applicable user/use and period limitations, Schrödinger grants Licensee a limited, nonexclusive, non-transferable, non-assignable right to access and use the Software solely for Licensee’s own internal business purposes in accordance with the applicable Price Quotation. Schrödinger reserves all rights not expressly granted in this Agreement.
2.    Restrictions. Licensee will not make copies of the Software. Licensee will not (and will not permit any third party to), directly or indirectly: (i) reverse engineer, decompile, disassemble or otherwise attempt to discover or obtain the source code, object code or underlying structure, ideas or algorithms of the Software, documentation or data related to the Software; (ii) modify, translate, or create derivative works based on the Software; (iii) use the Software for time-sharing or service bureau purposes or for any purpose other than its own internal use for its own internal benefit; (iv) use the Software other than in accordance with this Agreement and in compliance with all applicable laws, regulations and rights, (v) remove or alter any proprietary rights notices or markings in the Software, (vi) copy, rent, lease, distribute, pledge, assign, or otherwise transfer or encumber rights to the Software, (vii) interfere or attempt to interfere with the proper working of the Software, (viii) use the Software or permit use of the Software, for any illegal, harmful or offensive use, or to transmit, store, display, distribute or otherwise make available content that is illegal, harmful or offensive, (ix) upload content or use the Software to engage in activities that infringe or misappropriate the intellectual property or proprietary rights of others or activities that may damage, interfere with, intercept or expropriate any system, program, or data, (x) disclose or otherwise make available any information or materials contained in or related to the Software or documentation, or (xi) disclose any analysis, performance benchmark or performance information of the Software or documentation to any entity (except to Licensee’s employees having a need to know for purposes of authorized use and who are informed in writing of the obligations of this section) or use any of the foregoing other than as expressly authorized. Licensee shall notify Schrödinger immediately of any actual or imminent unauthorized access to, use or disclosure of, any of the foregoing. Licensee recognizes that the unauthorized access, use or disclosure of any of the foregoing will give rise to irreparable injury to Schrödinger for which monetary damages may be an inadequate remedy; and Licensee agrees that Schrödinger may seek and obtain injunctive relief against the breach or threatened breach of Licensee’s obligations, in addition to any other legal and equitable remedies which may be available.
3.    Third Party Hosting Provider. Schrödinger’s provision of the Software is subject to the terms and conditions of Schrödinger’s third party hosting provider, and such terms and conditions may change during the applicable Term. Licensee acknowledges and agrees that if such third party hosting provider terms change, modifications to Licensee’s Software and the terms of this Agreement may be necessary. Licensee also acknowledges and agrees that such third party hosting provider may perform scheduled or unscheduled repairs or maintenance, or Schrödinger may remotely patch or upgrade the Schrödinger Software installed on its systems, which may temporarily degrade the quality of the Software or result in partial or complete outage of the Schrödinger Software that is part of the Software. Any such degradation or interruption shall not give rise to a refund or credit of any fees paid by Licensee. Schrödinger will use commercially reasonable efforts to notify Licensee of any changes to the Software.
4.    Licensee Data. In connection with Schrödinger’s provision of the Software, it may be necessary for Schrödinger to obtain, receive, or collect Licensee Data. In such cases, Licensee grants Schrödinger a non-exclusive, worldwide, royalty-free, non-revocable license to use, compile, distribute, display, store, process, or reproduce Licensee’s Data solely to facilitate Schrödinger’s provision of the Software to Licensee. Licensee also grants Schrödinger the right to copy, monitor and maintain such Licensee Data during the Term for
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EULA JANUARY 2024

SCHRÖDINGER, L.L.C. END USER LICENSE AGREEMENT
backup purposes and to facilitate providing Licensee with the Software. Additionally, Schrödinger may collect and store analytic data based on Licensee’s use of the Software (e.g., application response times, sequence of how Users interact with the Software, etc.) in an anonymous manner not attributable to Licensee specifically. Licensee also grants Schrödinger the right to monitor and to use such data in connection with its internal business purposes (including, without limitation, maintaining and improving the Software). Licensee represents and warrants that Licensee has obtained all rights, permissions, and consents necessary to use and transfer the Licensee Data within and outside of the country in which Licensee is located in conjunction with Schrödinger’s provision of the Software or Licensee’s use of the Software.
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EULA JANUARY 2024

1. Types of Licenses	EXHIBIT A: ADDITIONAL DEFINITIONS
Casual User License	A Casual User License means a License to use Software under a Seat License except that support inquiries are to be coordinated with a Power User License.
Department License	A Department License means a license for all users within a single academic department.
Floating License	A Floating License means a concurrent license that allows use of the applicable Software to run a number of Jobs equivalent to the number of Floating Licenses purchased for the applicable Software.
GPU Core License	1 GPU Core License allows for 5120 GPU Cores to run with the licenses corresponding to the Desmond GPU, FEP+ or WaterMap Utilities products.
Job or Instance
A Job or Instance means a single incident of Software executing on a single processor core. Despite the foregoing, each Floating License to Jaguar allows for a Job to run on an unlimited number of processor cores simultaneously. Each Floating License to WaterMap Core allows simultaneous execution of 1 WaterMap Core Job. GPU enabled products are licensed under GPU Core Licenses.

Laboratory & Classroom License	A Laboratory & Classroom License means a license for one researcher/instructor and his/her students.
On Demand License	An On Demand License means a license to run the applicable Software (a) for up to a specified quantity of CPU Hours or GPGPU Hours or (b) on up to a specified quantity of Compounds, in each case as specified in the applicable Price Quotation. QUOTATION. Licensee shall not be given any refund or credit if Licensee uses less than the purchased quantity of CPU Hours, GPGPU Hours or Compounds during the Term specified in the applicable Price Quotation. Licensee is required to access Schrödinger's cloud license server for purposes of usage monitoring. Provision and maintenance of such a server shall be at Schrödinger's sole cost and expense. As used in this Agreement, a single “Compound” is defined as any distinct chemical entity. For example, each tautomer, ionization state and stereoisomer are a separate compound and counted as one (1) Compound. A maximum of two (2) perturbations is permitted per Compound. A “GPGPU Hour” is defined as one (1) hour of compute time on one (1) GPGPU. A “CPU Hour” is defined as one (1) hour of compute time on one (1) CPU.
Node-locked License	A Node-locked License means a license to use the Software on a specified computer.
Perpetual License	For any pro-rata refunds due under a Perpetual license, refunds will be calculated as a portion of a five-year period. Maintenance for one (1) year is included in the applicable license fees for perpetual licenses and new releases/new versions will be at an additional charge.
Professional License	A Professional License means a Seat License for Licensees of PyMOL, AxPyMOL and/or JyMOL.
Power User License	A Power User License means a license in which the User is empowered to act on behalf of itself and those with Casual User Licenses for support inquiries.
Seat License	A Seat License means the ability for one (1) authorized user of Licensee to use the Software under the terms and conditions of the End User License Agreement and the applicable Price Quotation for the Term set forth in this Agreement. A License may not be shared or used concurrently among different users
Server License	A Server License means that Licensee may install Software on one (1) license server at one (1) site for use by an unlimited number of end users.
Site License	A Site License means a license to run unlimited instances of the Software at a single specified customer site.
Subnet License	A Subnet License means a license to use the Software on computers in a specified IP subdomain.

Token	A Token is a measure used to describe Licensee’s use of any Instance of the Software at a given time. Each use or running of a Job using Software at a given time shall count as a certain number of Tokens, as determined, measured and administered by license management program mechanisms provided as part of the Software. Within a Token Library, a Token is interchangeable and permits usage and access to and among Software.

The following number of Tokens are required to run a Job within various elements of the Software:

MS Transport (1), MS Penetrant Loading (1), Quantum Espresso Interface (1), Canvas (1), ConfGen (3), Core Hopping (5), Desmond GPU (variable to GPU size), Field-based QSAR (5), Epik (1), Glide (5), Jaguar (2), Jaguar pKa (3), LigPrep (1), MacroModel (2), (1), Membrane Permeability (8), MS Combi (5), OPLS3e (1), QikProp (2), QSite (4), P450 SOM Prediction (8), Phase (5), PIPER (1), Prime (8), PrimeX (8), Shape Screening (1), SiteMap (1), Strike (1), XP Visualizer (1), GA Optoelectronics (1) AutoQSAR (2), BioLuminate (1), MS CG (1), MS Jaguar (2), WaterMap GPU (variable to GPU size)
Token Library	A Token Library means a collection of Software accessible to a User by the User’s application of the Tokens attributable to any particular Software program in the Library.
User	An individual within Licensee's organization who is authorized to use the Software on Licensee’s behalf.
User License	A User License means a single individual authorized to access Software and to use the results generated in another interactive software application (which does not include, by way of example, static electronic documents or printed material or scientific or technical publications). If one User accesses Software and a different User uses the results generated from that User in another interactive software application, two (2) User Licenses are required. Only one User may be assigned to each User seat, and no User log-in and password to the Software may be shared.

2.    BioLuminate Restrictions. With respect only to the licenses granted by Schrödinger to the BioLuminate software, the following additional terms and conditions apply:

2.1    If a license(s) to PIPER is granted, one (1) PIPER license may allow distribution across CPUs within the same device to execute jobs.

License Schedule #1
This LICENSE SCHEDULE # 1 (“License Schedule #1”) is entered into by and between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation (“Columbia”), and SCHRÖDINGER, LLC (“Schrödinger’”), a Delaware limited liability company, pursuant to that certain Master License Agreement between the parties, dated as of September 11, 2024 (the “Master License Agreement”). This License Schedule #1 shall be effective as of the Effective Date of the Master License Agreement and shall have no effect separate and apart from the Master License Agreement. All capitalized terms used herein without definition will have the same meanings as specified in the Master License Agreement.
RECITALS
A.    On May 5, 1994, Columbia entered into an agreement with Schrödinger’s predecessor entity regarding the license of certain software (the “Superseded Agreement”).
B.    On March 27, 2002, the Superseded Agreement was assigned to Schrödinger with the consent of Columbia.
C.    The Superseded Agreement was amended by letter agreement, dated September 9, 2004, and the Services Royalty Amendment, dated November 1, 2008.
D.     Pursuant to Section 3 of the Master License Agreement, this License Schedule #1, along with the Master License Agreement, amends and restates the Superseded Agreement in its entirety.
NOW, THEREFORE, the parties agree as follows:
1.    Definitions. The following capitalized terms have the meanings assigned to them with respect to this License Schedule #1 only.
a.    “Columbia Code” means the portions of code incorporated into the Software that are developed at Columbia and exist as of May 5, 1994, and associated documentation.
b.    “Columbia Improvements” means all enhancements, corrections, modifications, updates, or upgrades to the Licensed Software that (i) provide improvements or additions to the features or functionality of the Licensed Software, or (ii) address defects or errors in the Licensed Software, and in each case of (i) and (ii): (x) is created by Richard Friesner, (y) the manufacture, use, or sale of which would, but for a license from Columbia, infringe a Valid Claim of a Licensed Patent, if applicable, and (z) such enhancement, modification, correction, or upgrade to the Licensed Software was developed within [**] of the effective date of this License Schedule.
c.    “Columbia New Module Code” means (i) the portions of code developed at Columbia and incorporated in a New Module prior to or after the Effective Date of the Master License Agreement which are (a) assigned to Columbia pursuant to its Statement of Policy on Proprietary Rights in the Intellectual Products of Faculty Activity in effect at the time such portions of code are disclosed to Columbia in accordance with such Statement of Policy, or (b) otherwise assigned to Columbia, and (ii) associated documentation.
d.    “New Module” means corrections, modifications or improvements to the Software priced and/or marketed by Schrödinger as a separate software product and not as a new release of the Licensed Software, including each new version or release thereof. A New Module may require the Software in order to function or may incorporate all or a portion of the Software.
e.    “Software” means the electronic structure software program PS-GVB v1.0 and all modifications and improvements thereto, including each new version or release thereof, other than New Modules.

2.    Licensed Software. The Licensed Software under this License Schedule #1 is, collectively, (1) the Columbia Code, (2) the Columbia Improvements, and (3) the Columbia New Module Code. The inclusion of more than one of the preceding in a Licensed Product does not require the payment of more than one Licensed Product Royalty. Notwithstanding the foregoing, Schrödinger’s rights to Columbia Improvements shall be subject to the following: (i) any commitments or obligations to any third party undertaken by Columbia before or after the effective date of this License Schedule; (ii) any limitations imposed by law, rule, or regulation or by the terms of any government grant, contract, or cooperative agreement to which Columbia is subject; (iii) 35 U.S.C. Section 200 et seq. and implementing regulations and policies, if applicable; (iv) any limitations imposed by rules, policies, statutes, or charters of Columbia or other relevant institution; (v) the consent of all investigators to inclusion of such Improvements in this License Schedule, unless Columbia decides to waive this subsection (v); and (vi) any requirements imposed on Columbia to maintain any particular tax status, standing, or exemption.
3.    Licensed Products. The parties hereby acknowledge and agree that the following products are deemed “Licensed Products” under this License Schedule #1 as of the Effective Date of the Master License Agreement: Jaguar.

IN WITNESS WHEREOF, Columbia and the Schrödinger have caused this License Schedule #1 to be executed by their duly authorized representatives as of the License Schedule #1 Effective Date.

SCHRÖDINGER, LLC	THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK
By Its Sole Member SCHRÖDINGER, INC. By: /s/ Ramy Farid	By: /s/ Orin Herskowitz
Ramy Farid Chief Executive Officer	Executive Director, Columbia Technology Ventures TT: 49991

License Schedule #2
This LICENSE SCHEDULE # 2 (“License Schedule #2”) is entered into by and between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation (“Columbia”), and SCHRÖDINGER, LLC (“Schrödinger’”), a Delaware limited liability company, pursuant to that certain Master License Agreement between the parties, dated as of September 11, 2024 (the “Master License Agreement”). This License Schedule #2 shall be effective as of the Effective Date of the Master License Agreement and shall have no effect separate and apart from the Master License Agreement. All capitalized terms used herein without definition will have the same meanings as specified in the Master License Agreement.
RECITALS
A.    On July 15, 1998, Columbia entered into an agreement with Schrödinger’s predecessor entity regarding the license of certain software (the “Superseded Agreement”).
B.    On March 27, 2002, the Superseded Agreement was assigned to Schrödinger with the consent of Columbia.
C.    The Superseded Agreement was amended by letter agreement, dated September 9, 2004, and the Services Royalty Amendment, dated November 1, 2008.
D.     Pursuant to Section 3 of the Master License Agreement, this License Schedule #2, along with the Master License Agreement, amends and restates the Superseded Agreement in its entirety.
NOW, THEREFORE, the parties agree as follows:
1.    Definitions. The following capitalized terms have the meanings assigned to them with respect to this License Schedule #2 only.
a.     “Columbia Improvements” means all enhancements, corrections, modifications, updates, or upgrades to the Licensed Software that (i) provide improvements or additions to the features or functionality of the Licensed Software, or (ii) address defects or errors in the Licensed Software, and in each case of (i) and (ii): (x) is created by Richard Friesner, (y) the manufacture, use, or sale of which would, but for a license from Columbia, infringe a Valid Claim of a Licensed Patent, if applicable, and (y) such enhancement, modification, correction, or upgrade to the Licensed Software was developed within [**] of the effective date of this License Schedule.
b.    “FAST MULTIPOLE RESPA” means the software that is the subject of US Patent [**] (with corresponding Patent Application Serial No. [**]), as it existed on the effective date of the Superseded Agreement.
c.    “Software” means the electronic structure software program IMPACT and all modifications and improvements thereto, including each new version or release thereof.
2.    Licensed Software. The Licensed Software under this License Schedule #2 is the FAST MULTIPOLE RESPA and the Columbia Improvements. Notwithstanding the foregoing, Schrödinger’s rights to Columbia Improvements shall be subject to the following: (i) any commitments or obligations to any third party undertaken by Columbia before or after the effective date of this License Schedule; (ii) any limitations imposed by law, rule, or regulation or by the terms of any government grant, contract, or cooperative agreement to which Columbia is subject; (iii) 35 U.S.C. Section 200 et seq. and implementing regulations and policies, if applicable; (iv) any limitations imposed by rules, policies, statutes, or charters of Columbia or other relevant institution; (v) the consent of all investigators to inclusion of such Improvements in this License Schedule, unless Columbia decides to waive this subsection (v); and (vi) any requirements imposed on Columbia to maintain any particular tax status, standing, or exemption.

3.    Licensed Products. The parties hereby acknowledge and agree that the following products are deemed “Licensed Products” under this License Schedule #2 as of the Effective Date of the Master License Agreement: Glide, CombiGlide, Liaison, QSite, PrimeX

IN WITNESS WHEREOF, Columbia and the Schrödinger have caused this License Schedule #2 to be executed by their duly authorized representatives as of the License Schedule #2 Effective Date.

SCHRÖDINGER, LLC	THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK
By Its Sole Member SCHRÖDINGER, INC. By: /s/ Ramy Farid	By: /s/ Orin Herskowitz
Ramy Farid Chief Executive Officer	Executive Director, Columbia Technology Ventures TT: 49992

License Schedule #3
This LICENSE SCHEDULE # 3 (“License Schedule #3”) is entered into by and between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation (“Columbia”), and SCHRÖDINGER, LLC (“Schrödinger’”), a Delaware limited liability company, pursuant to that certain Master License Agreement between the parties, dated as of September 11, 2024 (the “Master License Agreement”). This License Schedule #3 shall be effective as of the Effective Date of the Master License Agreement and shall have no effect separate and apart from the Master License Agreement. All capitalized terms used herein without definition will have the same meanings as specified in the Master License Agreement.
RECITALS
A.    On February 3, 1999, Columbia entered into an agreement with Schrödinger’s predecessor entity regarding the license of certain software (the “Superseded Agreement”).
B.    On March 27, 2002, the Superseded Agreement was assigned to Schrödinger with the consent of Columbia.
C.     Pursuant to Section 3 of the Master License Agreement, this License Schedule #3, along with the Master License Agreement, amends and restates the Superseded Agreement in its entirety.
NOW, THEREFORE, the parties agree as follows:
1.    Definitions. The following capitalized terms have the meanings assigned to them with respect to this License Schedule #3 only.
a.    “Columbia Improvements” means all enhancements, corrections, modifications, updates, or upgrades to the Licensed Software that (i) provide improvements or additions to the features or functionality of the Licensed Software, or (ii) address defects or errors in the Licensed Software, and in each case of (i) and (ii): (x) is created by Richard Friesner, (y) the manufacture, use, or sale of which would, but for a license from Columbia, infringe a Valid Claim of a Licensed Patent, if applicable, and (z) such enhancement, modification, correction, or upgrade to the Licensed Software was developed within [**] of the effective date of this License Schedule.
b.     “MINTA Software” means the Mode Integration software package as it existed on the effective date of the Superseded Agreement.
c.    “SACCS Software” means the Statistical Analysis of Combinational Chemistry Sequences software package as it existed on the effective date of the Superseded Agreement.
2.    Licensed Software. The Licensed Software under this License Schedule #3 is, collectively, (1) the MINTA Software, (2) Columbia Improvements, and (3) the SACCS Software. The inclusion of more than one of the preceding in a Licensed Product does not require the payment of more than one Licensed Product Royalty. Notwithstanding the foregoing, Schrödinger’s rights to Columbia Improvements shall be subject to the following: (i) any commitments or obligations to any third party undertaken by Columbia before or after the effective date of this License Schedule; (ii) any limitations imposed by law, rule, or regulation or by the terms of any government grant, contract, or cooperative agreement to which Columbia is subject; (iii) 35 U.S.C. Section 200 et seq. and implementing regulations and policies, if applicable; (iv) any limitations imposed by rules, policies, statutes, or charters of Columbia or other relevant institution; (v) the consent of all investigators to inclusion of such Improvements in this License Schedule, unless Columbia decides to waive this subsection (v); and (vi) any requirements imposed on Columbia to maintain any particular tax status, standing, or exemption.

3.    Licensed Patents.

Title	Filing Date	Country	Status	Application #	Patent #
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

4.    Licensed Products. The parties hereby acknowledge and agree that the following products are deemed “Licensed Products” under this License Schedule #3 as of the Effective Date of the Master License Agreement: Minta and SACCS.

IN WITNESS WHEREOF, Columbia and the Schrödinger have caused this License Schedule #3 to be executed by their duly authorized representatives as of the License Schedule #3 Effective Date.

SCHRÖDINGER, LLC	THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK
By Its Sole Member SCHRÖDINGER, INC. By: /s/ Ramy Farid	By: /s/ Orin Herskowitz
Ramy Farid Chief Executive Officer	Executive Director, Columbia Technology Ventures TT: 49993

License Schedule #4
This LICENSE SCHEDULE # 4 (“License Schedule #4”) is entered into by and between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation (“Columbia”), and SCHRÖDINGER, LLC (“Schrödinger’”), a Delaware limited liability company, pursuant to that certain Master License Agreement between the parties, dated as of September 11, 2024 (the “Master License Agreement”). This License Schedule #4 shall be effective as of the Effective Date of the Master License Agreement and shall have no effect separate and apart from the Master License Agreement. All capitalized terms used herein without definition will have the same meanings as specified in the Master License Agreement.
RECITALS
A.    In September 2001, Columbia entered into an agreement with Schrödinger’s predecessor entity regarding the license of certain software (the “Superseded Agreement”).
B.    On March 27, 2002, the Superseded Agreement was assigned to Schrödinger with the consent of Columbia.
C.    The Superseded Agreement was amended by letter agreement, dated September 9, 2004, and the Services Royalty Amendment, dated November 1, 2008.
C.     Pursuant to Section 3 of the Master License Agreement, this License Schedule #4, along with the Master License Agreement, amends and restates the Superseded Agreement in its entirety.
NOW, THEREFORE, the parties agree as follows:
1.    Definitions. The following capitalized terms have the meanings assigned to them with respect to this License Schedule #4 only.
a.    “Columbia Improvements” means all enhancements, corrections, modifications, updates, or upgrades to the Licensed Software that (i) provide improvements or additions to the features or functionality of the Licensed Software, or (ii) address defects or errors in the Licensed Software, and in each case of (i) and (ii): (x) is created by Richard Friesner, (y) the manufacture, use, or sale of which would, but for a license from Columbia, infringe a Valid Claim of a Licensed Patent, if applicable, and (z) such enhancement, modification, correction, or upgrade to the Licensed Software was developed within [**] of the effective date of this License Schedule.

b.    “Protein Folding Code” means the software defined in Attachment 1 to this License Schedule #4 that is subject to US Patent No. [**], as it existed on the effective date of the Superseded Agreement.
2.    Licensed Software. The Licensed Software under this License Schedule #4 is the Protein Folding Code and the Columbia Improvements. The inclusion of more than one of the preceding in a Licensed Product does not require the payment of more than one Licensed Product Royalty. Notwithstanding the foregoing, Schrödinger’s rights to Columbia Improvements shall be subject to the following: (i) any commitments or obligations to any third party undertaken by Columbia before or after the effective date of this License Schedule; (ii) any limitations imposed by law, rule, or regulation or by the terms of any government grant, contract, or cooperative agreement to which Columbia is subject; (iii) 35 U.S.C. Section 200 et seq. and implementing regulations and policies, if applicable; (iv) any limitations imposed by rules, policies, statutes, or charters of Columbia or other relevant institution; (v) the consent of all investigators to inclusion of such Improvements in this License Schedule, unless Columbia decides to waive this subsection (v); and (vi) any requirements imposed on Columbia to maintain any particular tax status, standing, or exemption.

3.    Licensed Patents.

Title	Filing Date	Country	Status	Application #	Patent #
[**]	[**]	[**]	[**]	[**]	[**]

4.    Licensed Products. The parties hereby acknowledge and agree that the following products are deemed “Licensed Products” under this License Schedule #4 as of the Effective Date of the Master License Agreement: Prime

IN WITNESS WHEREOF, Columbia and the Schrödinger have caused this License Schedule #4 to be executed by their duly authorized representatives as of the License Schedule #4 Effective Date.

SCHRÖDINGER, LLC	THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK
By Its Sole Member SCHRÖDINGER, INC. By: /s/ Ramy Farid	By: /s/ Orin Herskowitz
Ramy Farid Chief Executive Officer	Executive Director, Columbia Technology Ventures TT: 49994

ATTACHMENT 1 TO LICENSE SCHEDULE #4

Protein Folding Code

[**].

License Schedule #5
This LICENSE SCHEDULE # 5 (“License Schedule #5”) is entered into by and between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation (“Columbia”), and SCHRÖDINGER, LLC (“Schrödinger’”), a Delaware limited liability company, pursuant to that certain Master License Agreement between the parties, dated as of September 11, 2024 (the “Master License Agreement”). This License Schedule #5 shall be effective as of the Effective Date of the Master License Agreement and shall have no effect separate and apart from the Master License Agreement. All capitalized terms used herein without definition will have the same meanings as specified in the Master License Agreement.
RECITALS
A.    On June 6, 2003, Columbia entered into an agreement with Schrödinger regarding the license of certain software (the “Superseded Agreement”).
B.    The Superseded Agreement was amended by the Services Royalty Amendment, dated November 1, 2008.
C.     Pursuant to Section 3 of the Master License Agreement, this License Schedule #5, along with the Master License Agreement, amends and restates the Superseded Agreement in its entirety.
NOW, THEREFORE, the parties agree as follows:
1.    Definitions. The following capitalized terms have the meanings assigned to them with respect to this License Schedule #5 only.
a.    “Columbia Improvements” means all enhancements, corrections, modifications, updates, or upgrades to the Licensed Software that (i) provide improvements or additions to the features or functionality of the Licensed Software, or (ii) address defects or errors in the Licensed Software, and in each case of (i) and (ii): (x) is created by Barry Honig, (y) the manufacture, use, or sale of which would, but for a license from Columbia, infringe a Valid Claim of a Licensed Patent, if applicable, and (z) such enhancement, modification, correction, or upgrade to the Licensed Software was developed within [**] of the effective date of this License Schedule.
b.     “SKA Code” means the software developed at Columbia constituting the SKA Double Dynamic Programming Algorithm for Alignment of Protein Secondary Structure Elements as described in Attachment 1 to this License Schedule #5, as it existed on the effective date of the Superseded Agreement.
c.     “Troll C++ Class Library” means the software developed at Columbia constituting the Troll C++ Class Library of macromolecular analysis and visualization tools as described in Attachment 1 to this License Schedule #5, as it existed on the effective date of the Superseded Agreement.
2.    Licensed Software. The Licensed Software under this License Schedule #5 is, collectively, (1) the SKA Code, (2) the Columbia Improvements, and (3) the Troll C++ Class Library. The inclusion of more than one of the preceding in a Licensed Product does not require the payment of more than one Licensed Product Royalty. Notwithstanding the foregoing, Schrödinger’s rights to Columbia Improvements shall be subject to the following: (i) any commitments or obligations to any third party undertaken by Columbia before or after the effective date of this License Schedule; (ii) any limitations imposed by law, rule, or regulation or by the terms of any government grant, contract, or cooperative agreement to which Columbia is subject; (iii) 35 U.S.C. Section 200 et seq. and implementing regulations and policies, if applicable; (iv) any limitations imposed by rules, policies, statutes, or charters of Columbia or other relevant institution; (v) the consent of all investigators to inclusion of such Improvements in this License Schedule, unless Columbia decides to waive this subsection (v); and (vi) any requirements imposed on Columbia to maintain any particular tax status, standing, or exemption.

3.    Intentionally Omitted.
4.    Licensed Products. The parties hereby acknowledge and agree that the following products are deemed “Licensed Products” under this License Schedule #5 as of the Effective Date of the Master License Agreement: Maestro

IN WITNESS WHEREOF, Columbia and the Schrödinger have caused this License Schedule #5 to be executed by their duly authorized representatives as of the License Schedule #5 Effective Date.

SCHRÖDINGER, LLC	THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK
By Its Sole Member SCHRÖDINGER, INC. By: /s/ Ramy Farid	By: /s/ Orin Herskowitz
Ramy Farid Chief Executive Officer	Executive Director, Columbia Technology Ventures TT: 49995

ATTACHMENT 1 TO LICENSE SCHEDULE #5

[**]

License Schedule #6
This LICENSE SCHEDULE # 6 (“License Schedule #6”) is entered into by and between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation (“Columbia”), and SCHRÖDINGER, LLC (“Schrödinger’”), a Delaware limited liability company, pursuant to that certain Master License Agreement between the parties, dated as of September 11, 2024 (the “Master License Agreement”). This License Schedule #6 shall be effective as of the Effective Date of the Master License Agreement and shall have no effect separate and apart from the Master License Agreement. All capitalized terms used herein without definition will have the same meanings as specified in the Master License Agreement.
RECITALS
A.    On June 19, 2003, Columbia entered into an agreement with Schrödinger regarding the license of certain software (the “Superseded Agreement”).
B.    The Superseded Agreement was amended by the Services Royalty Amendment, dated November 1, 2008.
C.     Pursuant to Section 3 of the Master License Agreement, this License Schedule #6, along with the Master License Agreement, amends and restates the Superseded Agreement in its entirety.
NOW, THEREFORE, the parties agree as follows:
1.    Definitions. The following capitalized terms have the meanings assigned to them with respect to this License Schedule #6 only.
a.    “Columbia Code” means that portion of the PLOP Code developed at Columbia.

b.    “IIA” means the inter-institutional agreement between Columbia and UC, dated [**].

c.    “Columbia Improvements” means all enhancements, corrections, modifications, updates, or upgrades to the Licensed Software that (i) provide improvements or additions to the features or functionality of the Licensed Software, or (ii) address defects or errors in the Licensed Software, and in each case of (i) and (ii): (x) is created by Richard Friesner, (y) the manufacture, use, or sale of which would, but for a license from Columbia, infringe a Valid Claim of a Licensed Patent, if applicable, and (z) such enhancement, modification, correction, or upgrade to the Licensed Software was developed within [**] of the effective date of this License Schedule.
d.     “PLOP Code” means the software code developed at Columbia or UC constituting the Protein Local Optimization Program, as it existed on the effective date of the Superseded Agreement.
e.    “UC” means the University of California.
f.    “UC Code” means that portion of the PLOP Code developed at UC.
2.    Licensed Software. The Licensed Software under this License Schedule #6 is the PLOP Code and the Columbia Improvements. The inclusion of more than one of the preceding in a Licensed Product does not require the payment of more than one Licensed Product Royalty. Notwithstanding the foregoing, Schrödinger’s rights to Columbia Improvements shall be subject to the following: (i) any commitments or obligations to any third party undertaken by Columbia before or after the effective date of this License Schedule; (ii) any limitations imposed by law, rule, or regulation or by the terms of any government grant, contract, or cooperative agreement to which Columbia is subject; (iii) 35 U.S.C. Section 200 et seq. and implementing regulations and policies, if applicable; (iv) any limitations imposed by rules, policies, statutes, or charters of Columbia or other relevant institution; (v) the consent of all investigators to inclusion of such Improvements in this License Schedule, unless

Columbia decides to waive this subsection (v); and (vi) any requirements imposed on Columbia to maintain any particular tax status, standing, or exemption.
3.    Intentionally Omitted.
4.    Licensed Products. The parties hereby acknowledge and agree that the following products are deemed “Licensed Products” under this License Schedule #6 as of the Effective Date of the Master License Agreement: Prime, PrimeX, Membrane Permeability

5.    References to UCT. Solely with respect to this License Schedule #6, the following references to Columbia in the Master License Agreement shall be deemed to also reference UC:

Section	Comments (if necessary)
2(h) (“Gross Revenues”)
4(d), first sentence only
5(a)(i), first reference to Columbia only	The defined term “Columbia Property” remains unchanged, but will be deemed to also reference UC’s ownership.
6 (“No Maintenance”)
7(c)
8(a), 8(b)
12(i), 12(iii)	Only Columbia is making the representations and warranties in Section 12.
13 (“Disclaimer of Warranty; Limitations of Liability”)
14 (“Prohibition Against Use of Columbia’s Name”), first sentence only	Only Columbia’s consent is required under the first sentence of Section 14.
17(a)	The definition of the term “Columbia Indemnified Parties” is deemed to also reference UC and its trustees, officers, faculty, employees and agents.
17(c), second sentence only
17(d)

IN WITNESS WHEREOF, Columbia and the Schrödinger have caused this License Schedule #6 to be executed by their duly authorized representatives as of the License Schedule #6 Effective Date.

SCHRÖDINGER, LLC	THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK
By Its Sole Member SCHRÖDINGER, INC. By: /s/ Ramy Farid	By: /s/ Orin Herskowitz
Ramy Farid Chief Executive Officer	Executive Director, Columbia Technology Ventures TT: 49996

License Schedule #7
This LICENSE SCHEDULE # 7 (“License Schedule #7”) is entered into by and between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation (“Columbia”), and SCHRÖDINGER, LLC (“Schrödinger’”), a Delaware limited liability company, pursuant to that certain Master License Agreement between the parties, dated as of September 11, 2024 (the “Master License Agreement”). This License Schedule #7 shall be effective as of the Effective Date of the Master License Agreement and shall have no effect separate and apart from the Master License Agreement. All capitalized terms used herein without definition will have the same meanings as specified in the Master License Agreement.
RECITALS
A.    On May 27, 2008, Columbia entered into an agreement with Schrödinger regarding the license of certain software (the “Superseded Agreement”).
B.    The Superseded Agreement was amended by the Services Royalty Amendment, dated November 1, 2008.
C.     Pursuant to Section 3 of the Master License Agreement, this License Schedule #7, along with the Master License Agreement, amends and restates the Superseded Agreement in its entirety.
NOW, THEREFORE, the parties agree as follows:
1.    Definitions. The following capitalized term has the meaning assigned to it with respect to this License Schedule #7 only.
a.     “Columbia Improvements” means all enhancements, corrections, modifications, updates, or upgrades to the Licensed Software that (i) provide improvements or additions to the features or functionality of the Licensed Software, or (ii) address defects or errors in the Licensed Software, and in each case of (i) and (ii): (x) is created by Richard Friesner, (y) the manufacture, use, or sale of which would, but for a license from Columbia, infringe a Valid Claim of a Licensed Patent, if applicable, and (z) such enhancement, modification, correction, or upgrade to the Licensed Software was developed within [**] of the effective date of this License Schedule.
b.    “Licensed Product” means, with respect to this License Schedule #7 only, any product (or component thereof) which (i) contains, includes or incorporates all or any part of the Licensed Software specified in the License Schedule, or (ii) is Covered By a Licensed Patent listed in this License Schedule #7.
c.    “Water Site Analysis Method Software” means the software described in Attachment 1 attached hereto, as it existed on the effective date of the Superseded Agreement.
2.    Licensed Software. The Licensed Software under this License Schedule #7 is the Water Site Analysis Method Software and the Columbia Improvements. The inclusion of more than one of the preceding in a Licensed Product does not require the payment of more than one Licensed Product Royalty. Notwithstanding the foregoing, Schrödinger’s rights to Columbia Improvements shall be subject to the following: (i) any commitments or obligations to any third party undertaken by Columbia before or after the effective date of this License Schedule; (ii) any limitations imposed by law, rule, or regulation or by the terms of any government grant, contract, or cooperative agreement to which Columbia is subject; (iii) 35 U.S.C. Section 200 et seq. and implementing regulations and policies, if applicable; (iv) any limitations imposed by rules, policies, statutes, or charters of Columbia or any other relevant institution; (v) the consent of all investigators to inclusion of such Improvements in this License Schedule, unless Columbia decides to waive this subsection (v); and (vi) any requirements imposed on Columbia to maintain any particular tax status, standing, or exemption.

3.    Licensed Patents. The Licensed Patents for this License Schedule #7 are listed in Attachment 2 attached hereto.
4.    Licensed Products. The parties hereby acknowledge and agree that the following products are deemed “Licensed Products” under this License Schedule #7 as of the Effective Date of the Master License Agreement: WaterMap Core.
IN WITNESS WHEREOF, Columbia and the Schrödinger have caused this License Schedule #7 to be executed by their duly authorized representatives as of the License Schedule #7 Effective Date.

SCHRÖDINGER, LLC	THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK
By Its Sole Member SCHRÖDINGER, INC. By: /s/ Ramy Farid	By: /s/ Orin Herskowitz
Ramy Farid Chief Executive Officer	Executive Director, Columbia Technology Ventures TT: 49997

ATTACHMENT 1 TO LICENSE SCHEDULE #7
LICENSED SOFTWARE
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ATTACHMENT 2 TO LICENSE SCHEDULE #7
LICENSED PATENTS

Title	Filing Date	Application Type	Country	Status	Application #	Patent #
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